As filed with the Securities and Exchange Commission on February 17, 2012.
Registration Statement No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NORFOLK SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	4011	52-1188014
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industries Classification Code Number)	(I.R.S. Employer Identification No.)

Three Commercial Place Norfolk, Virginia 23510-2191 (757) 629-2860
(Address, including zip code, and telephone number, including area code, of registration’s principal executive officer)

James A. Hixon, Esq. Norfolk Southern Corporation Three Commercial Place Norfolk, Virginia 23510-2191 (757) 629-2600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:
David J. Goldschmidt, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036-6522 (212) 735-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
4.837% Notes due 2041	$595,504,000	100%	$595,504,000	$68,244.76
6.00% Senior Notes due 2111	$4,492,000	100%	$4,492,000	$ 514.78

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated February 17, 2012

PROSPECTUS

Offer to Exchange
$595,504,000 aggregate principal amount of 4.837% Notes due 2041 (that we refer to as the “4.837% original notes”)
(CUSIP Nos. 655844 BE7 and U65584 AB7)
for
$595,504,000 aggregate principal amount of 4.837% Notes due 2041 (that we refer to as the “4.837% exchange notes”)
(CUSIP No. 655844 BH0)
that have been registered under the Securities Act of 1933, as amended (the “Securities Act”)
AND
$4,492,000 aggregate principal amount of 6.00% Senior Notes due 2111 (that we refer to as the “6.00% original notes”)
(CUSIP Nos. 655844 BF4 and U65584 AC5)
for
$4,492,000 aggregate principal amount of 6.00% Senior Notes due 2111 (that we refer to as the “6.00% exchange notes”)
(CUSIP No. 655844 BD9)

that have been registered under the Securities Act
The exchange offer will expire at 5:00 p.m.,
New York City time, on               2012, unless extended.
____________

We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal (which together constitute the “exchange offer”), to exchange up to $595,504,000 aggregate principal amount of our outstanding 4.837% original notes (CUSIP Nos. 655844 BE7 and U65584 AB7) and $4,492,000 aggregate principal amount of our 6.00% original notes (CUSIP Nos. 655844 BF4 and U65584 AC5) for a like principal amount of our 4.837% exchange notes and 6.00% exchange notes, respectively, that have been registered under the Securities Act. When we use the term “original notes” in this prospectus, the term includes the 4.837% original notes and the 6.00% original notes unless otherwise indicated or the context otherwise requires. When we use the term “exchange notes” in this prospectus, the term includes the 4.837% exchange notes and the 6.00% exchange notes, unless otherwise indicated or the context otherwise requires. When we use the term “notes” in this prospectus, the term includes the original notes and the exchange notes unless otherwise indicated or the context otherwise requires.  The terms of the exchange offer are summarized below and are more fully described in this prospectus.

The terms of the exchange notes are substantially identical to the terms of the corresponding original notes in all material respects, except that the exchange notes are registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions applicable to the original notes do not apply to the exchange notes.

We will accept for exchange any and all original notes validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on                 2012, unless extended.

You may withdraw tenders of original notes at any time prior to the expiration of the exchange offer.

We will not receive any proceeds from the exchange offer.

The exchange of original notes for exchange notes will not be a taxable event for U.S. federal income tax purposes.

We intend to list the notes on the New York Stock Exchange.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it shall deliver a prospectus in connection with any such resale of such exchange notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer shall not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that we will keep the registration statement, of which this prospectus is a part, effective, for so long as such broker-dealers are required to deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of exchange notes (provided that such period will in no event exceed 270 days after the closing of this exchange offer) and will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution”

____________

See “Risk Factors” beginning on page 10 to read about important factors you should consider before tendering your original notes.
____________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
____________

The date of this prospectus is             2012

TABLE OF CONTENTS

Page

Forward-Looking Statements	ii
Incorporation of Certain Documents by Reference	iii
Where You Can Find More Information	iii
Summary	1
Risk Factors	10
The Exchange Offer	13
Use of Proceeds	22
Selected Historical Consolidated Financial Statements	22
Description of 4.837% Exchange Notes	23
Description of 6.00% Exchange Notes	34
Material U.S. Federal Income Tax Consequences	42
Plan of Distribution	43
Legal Matters	45
Experts	45

This prospectus contains summaries of the material terms of certain documents and refers you to certain documents that we have filed with the Securities and Exchange Commission (the “SEC”).  See “Where You Can Find More Information.”  Copies of these documents, except for certain exhibits and schedules, will be made available to you without charge upon written or oral request to:

Investor Relations
Norfolk Southern Corporation
Three Commercial Place
Norfolk, Virginia 23510-2191
(757) 629-2861

In order to obtain timely delivery of such materials, you must request information from us no later than five business days prior to the expiration of the exchange offer.

No information in this prospectus constitutes legal, business or tax advice, and you should not consider it as such.  You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding the exchange offer.

i

FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference herein, contains forward-looking statements that may be identified by the use of words like “believe,” “expect,” “anticipate” and “project.”  Forward-looking statements reflect management’s good-faith evaluation of information currently available.  However, such statements are dependent on and, therefore, can be influenced by a number of external variables over which management has little or no control, including: legislative and regulatory developments; transportation of hazardous materials as a common carrier by rail; acts of terrorism or war; general economic conditions; impacts of environmental regulations on utility coal customers and/or the value of certain of our assets; competition and consolidation within the transportation industry; the operations of carriers with which we interchange; disruptions to our technology infrastructure, including computer systems; labor difficulties, including strikes and work stoppages; results of litigation; natural events such as severe weather, hurricanes, and floods; unavailability of qualified personnel due to unpredictability of demand for rail services; fluctuation in supplies and prices of key materials, in particular diesel fuel; and changes in securities and capital markets.  For a discussion of significant risk factors applicable to us, see Part I, Item 1A, “Risk Factors,” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K for our 2011 fiscal year (the “Fiscal 2011 Form 10-K”), “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Quarterly Report, which is incorporated by reference in this prospectus.  See “Incorporation of Certain Documents by Reference.” For a discussion of significant risk factors applicable to the exchange notes and the exchange offer, see “Risk Factors” beginning on page 9 of this prospectus.  Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. We undertake no obligation to update or revise forward-looking statements.

ii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows certain issuers, including us, to “incorporate by reference” information into a prospectus such as this one, which means that we can disclose important information about us by referring you to those documents that are considered part of this prospectus. Any statement contained in this prospectus or a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or therein, or in any other subsequently filed document that also is deemed to be incorporated herein or therein by reference, modifies or supersedes such statement. A statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference into this prospectus the documents set forth below, provided, however, that we are not incorporating any information furnished rather than filed on any Current Report on Form 8-K or Form 8-K/A:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011; and

•	any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the exchange offer expires or is otherwise terminated.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, prospectus, proxy statements and other information with the SEC.  You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains our reports, proxy statements and other information regarding us at http://www.sec.gov.  You may read and copy reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.  Information about Norfolk Southern is also available to the public from our website at http://www.nscorp.com.  The information on our website is not incorporated by reference into this prospectus, and you should not consider it a part of this prospectus.

This prospectus contains summaries of the material terms of certain documents and refers you to certain documents that we have filed with the SEC.  Copies of these documents, except for certain exhibits and schedules, will be made available to you without charge upon written or oral request to:

Investor Relations
Norfolk Southern Corporation
Three Commercial Place
Norfolk, Virginia 23510-2191
(757) 629-2861

In order to obtain timely delivery of such materials, you must request information from us no later than five business days prior to the expiration of the exchange offer.

iii

SUMMARY

The following is a summary of the more detailed information contained in or incorporated by reference into this prospectus.  It does not contain all of the information that may be important to you.  Before participating in the exchange offer, you should read this prospectus in its entirety and the documents to which we have referred you, especially the risks of participating in the exchange offer discussed under “Risk Factors,” and the risks relating to the Company which are set forth in Part I, Item 1A, “Risk Factors” as well as Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Fiscal 2011 Form 10-K, which is incorporated by reference in this prospectus. See “Incorporation of Certain Documents by Reference.”  As used in this prospectus, unless otherwise indicated, “Norfolk Southern”, the “Company”, “we”, “our” and “us” are used interchangeably to refer to Norfolk Southern Corporation or to Norfolk Southern Corporation and its consolidated subsidiaries, as appropriate to the context.

Our Company

We are a Norfolk, Virginia based corporation that controls a major freight railroad, Norfolk Southern Railway Company (“NSR”).  NSR is primarily engaged in the rail transportation of raw materials, intermediate products and finished goods primarily in the Southeast, East and Midwest and, via interchange with other rail carriers, to and from the rest of the United States.  We also transport overseas freight through several Atlantic and Gulf Coast ports.  We provide comprehensive logistics services and offer the most extensive intermodal network in the eastern half of the United States.  Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “NSC.”

Our executive offices are located at Three Commercial Place, Norfolk, Virginia 23510-2191, and our telephone number is (757) 629-2600.

Summary of the Exchange Offer

On September 14, 2011, in connection with private exchange offers, we issued $595,504,000 aggregate principal amount of 4.837% Notes due 2041 and $4,492,000 aggregate principal amount of 6.00% Senior Notes due 2111.  As part of that issuance, we entered into a registration rights agreement with the dealer managers of the private exchange offers, dated as of September 14, 2011, in which we agreed, among other things, to deliver this prospectus to you and to use all commercially reasonable efforts to complete an exchange offer for the original notes.  Below is a summary of the exchange offer.

Securities offered:

(1) 4.837% Notes due 2041
$595,504,000 aggregate principal amount of 4.837% Notes due 2041 that have been registered under the Securities Act (the “4.837% exchange notes”).  The form and terms of the 4.837% exchange notes are identical in all material respects to those of the 4.837% original notes except that the 4.837% exchange notes are registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions applicable to the 4.837% original notes do not apply to the 4.837% exchange notes.

(2) 6.00% Senior Notes due 2111
$4,492,000 aggregate principal amount of 6.00% Senior Notes due 2111 that have been registered under the Securities Act (the “6.00% exchange notes”).  The form and terms of the 6.00% exchange notes are identical in all material respects to those of the 6.00% original notes except that the 6.00% exchange notes are registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions applicable to the 6.00% original notes do not apply to the 6.00% exchange notes.

Exchange offer for the 4.837% original notes
We are offering to exchange up to $595,504,000 principal amount of our outstanding 4.837% original notes for a like principal amount of the 4.837% exchange notes.  You may tender 4.837% original notes only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.  We will issue 4.837% exchange notes promptly after the expiration of the exchange offer.  In order to be exchanged, a 4.837% original note must be properly tendered and accepted.  All 4.837% original notes that are validly tendered and not validly withdrawn will be exchanged.  As of the date of this prospectus, there is $595,504,000 aggregate principal amount of 4.837% original notes outstanding.  The $595,504,000 aggregate principal amount of 4.837% original notes were issued under an indenture dated September 14, 2011.

Exchange offer for the 6.00% original notes
We are offering to exchange up to $4,492,000 principal amount of the outstanding 6.00% original notes for a like principal amount of the 6.00% exchange notes.  You may tender 6.00% original notes only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.  We will issue 6.00% exchange notes promptly after the expiration of the exchange offer.  In order to be exchanged, a 6.00% original note must be properly tendered and accepted.  All 6.00% original notes that are validly tendered and not validly withdrawn will be exchanged.  As of the date of this prospectus, there is $4,492,000 aggregate principal amount of 6.00% original notes outstanding.  The $4,492,000 aggregate principal amount of 6.00% original notes were issued under an indenture dated June 1, 2009, as amended and supplemented by a second supplemental indenture dated May 23, 2011 and a third supplemental indenture dated September 14, 2011. On May 23, 2011 and on November 17, 2011, we issued $400,000,000 aggregate principal amount and $100,000,000 aggregate principal amount, respectively, of 6.00% Senior Notes due 2011 that were registered under the Securities Act. If all outstanding 6.00% original notes are tendered for exchange, there will be $504,492,000 principal amount of 6.00% Senior Notes due 2011 (that have been registered under the Securities Act) outstanding after this exchange offer.

Expiration date; Tenders
The exchange offer will expire at 5:00 p.m., New York City time, on                 2012, which is the thirtieth calendar day of the offering period, unless we extend the period of time during which the exchange offer is open.  In the event of any material change in the offer, we will extend the period of time during which the exchange offer is open if necessary so that at least five business days remain in the exchange offer period following notice of the material change.  By tendering your original notes, you represent that:

	•	you are neither our “affiliate” (as defined in Rule 405 under the Securities Act) nor a broker-dealer tendering notes acquired directly from us for your own account;

	•	any exchange notes you receive in the exchange offer are being acquired by you in the ordinary course of business;

•
at the time of commencement of the exchange offer, neither you nor, to your knowledge, anyone receiving exchange notes from you has any arrangement or understanding with any person to participate in the “distribution,” as defined in the Securities Act, of the original notes or the exchange notes in violation of the Securities Act;

	•	you are not engaged in, and do not intend to engage in, the “distribution,” as defined in the Securities Act, of the original notes or the exchange notes; and

•
if you are a broker-dealer receiving the exchange notes for your own account in exchange for the original notes that you acquired as a result of your market-making or other trading activities, you will deliver a prospectus in connection with any resale of the exchange notes that you receive.  For further information regarding resales of the exchange notes by broker-dealers, see the discussion under the caption “Plan of Distribution.”

Accrued interest on the exchange notes and original notes
The 4.837% exchange notes will bear interest from September 14, 2011.  The 6.00% exchange notes will bear interest from November 23, 2011.  If your original notes are accepted for exchange, you will receive interest on the exchange notes and not on the original notes, provided that you will receive interest on the original notes and not the exchange notes if and to the extent the record date for such interest payment occurs prior to completion of the exchange offer.  Any original notes not tendered will remain outstanding and continue to accrue interest according to their terms.

Conditions to the exchange offer
The exchange offer is subject to customary conditions.  If we materially change the terms of the exchange offer, we will resolicit tenders of the original notes and extend the exchange offer period if necessary so that at least five business days remain in the exchange offer period following notice of any such material change.  See “The Exchange Offer—Conditions to the Exchange Offer” for more information regarding conditions to the exchange offer.

Procedures for tendering original notes	A tendering holder must, on or prior to the expiration date:

•
transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the exchange agent at the address listed in this prospectus; or

•
if original notes are tendered in accordance with the book-entry procedures described in this prospectus, the tendering holder must transmit an agent’s message to the exchange agent at the address listed in this prospectus.  See “The Exchange Offer—Procedures for Tendering.”

Special procedures for beneficial holders
If you are a beneficial holder of original notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the exchange offer, you should promptly contact the person in whose name your original notes are registered and instruct that nominee to tender on your behalf.  See “The Exchange Offer—Procedures for Tendering.”

Withdrawal rights	Tenders may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date. See “The Exchange Offer—Withdrawal Rights.”

Acceptance of original notes and delivery of exchange notes
Subject to the conditions stated in the section “The Exchange Offer—Conditions to the Exchange Offer” of this prospectus, we will accept for exchange any and all original notes which are properly tendered in the exchange offer and not validly withdrawn before 5:00 p.m., New York City time, on the expiration date.  The exchange notes will be delivered promptly after the expiration date.  See “The Exchange Offer—Terms of the Exchange Offer.”

Material U.S. federal tax consequences	Your exchange of original notes for exchange notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences.”

Regulatory requirements
Following the effectiveness of the registration statement covering the exchange offer with the SEC, no other material federal regulatory requirement must be complied with in connection with this exchange offer.

Exchange agent
U.S. Bank Trust National Association is serving as exchange agent in connection with the exchange offer.  The address and telephone number of the exchange agent are listed under the heading “The Exchange Offer—Exchange Agent.”

Use of proceeds; expenses
We will not receive any proceeds from the issuance of exchange notes in the exchange offer.  We have agreed to pay all expenses incidental to the exchange offer other than underwriting discounts and commissions and concessions and transfer taxes, if any, relating to the sale or disposition of any original notes by a holder of the original notes and will indemnify holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

Resales
Based on interpretations by the staff of the SEC as detailed in a series of no-action letters issued to third parties, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

	•	you are acquiring the exchange notes in the ordinary course of your business;

	•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a distribution of the exchange notes; and

	•	you are neither an affiliate of ours nor a broker-dealer tendering notes acquired directly from us for your own account.

If you are an affiliate of ours or are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the exchange notes:

	•	you cannot rely on the applicable interpretations of the staff of the SEC; and

•
you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale, unless the resale is made pursuant to an exemption from those requirements.

Each broker-dealer that receives exchange notes for its own account in exchange for original notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell or other transfer of the exchange notes issued in the exchange offer.  Furthermore, any broker-dealer that acquired any original notes directly from us:

•
may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991), and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

	•	must also be named as a selling note holder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

As a condition to participation in the exchange offer, each holder will be required to represent that it is not our affiliate or a broker-dealer that acquired the original notes directly from us.

Consequences of not exchanging original notes
If you do not exchange your original notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on your original notes.  In general, you may offer or sell your original notes only:

	•	if they are registered under the Securities Act and applicable state securities laws;

	•	if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

	•	if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

Although your original notes will continue to accrue interest, they will generally retain no rights under the registration rights agreement.  We currently do not intend to register the original notes under the Securities Act.  Under some circumstances, holders of the original notes, including holders who are not permitted to participate in the exchange offer or who may not freely sell exchange notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of the original notes by these holders.  For more information regarding the consequences of not tendering your original notes and our obligations to file a shelf registration statement, see “The Exchange Offer—Consequences of Exchanging or Failing to Exchange the Original Notes” and “The Exchange Offer—Registration Rights Agreement.”

Risk factors
See Part I, Item 1A, “Risk Factors,” as well as Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Fiscal 2011 Form 10-K, which is incorporated by reference in this prospectus.  See “Incorporation of Certain Documents by Reference.”  For a discussion of significant risk factors applicable to the exchange notes and the exchange offer, see “Risk Factors” beginning on page 9 of this prospectus for a discussion of factors you should consider carefully before deciding to participate in the exchange offer.

Summary of the Terms of the 4.837% Exchange Notes

The following is a summary of the terms of the 4.837% exchange notes.  The form and terms of the 4.837% exchange notes are identical in all material respects to those of the 4.837% original notes except that the 4.837% exchange notes are registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions applicable to the 4.837% original notes do not apply to the 4.837% exchange notes.  The 4.837% exchange notes will evidence the same debt as the 4.837% original notes and will be governed by the same indenture.  Certain of the terms and conditions described below are subject to important limitations and exceptions.  For a more detailed description of the terms and conditions of the 4.837% exchange notes, see the section of this prospectus entitled “Description of 4.837% Exchange Notes.”

Issuer	Norfolk Southern Corporation.

Securities offered	$595,504,000 aggregate principal amount of 4.837% Notes due 2041.

Maturity	October 1, 2041.

Interest
Interest will accrue on the 4.837% exchange notes from September 14, 2011, at the rate of 4.837% per annum, and will be payable in cash semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2012. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Ranking
The 4.837% exchange notes will be senior unsecured obligations of Norfolk Southern and will rank on parity with each other and with all of Norfolk Southern’s other senior unsecured indebtedness.  The 4.837% exchange notes will be effectively subordinated to existing and future indebtedness and other liabilities of our subsidiaries, to the interest of existing and future holders of preferred stock of our subsidiaries and to any of our existing and future secured indebtedness.

Optional Redemption
We may redeem some or all of the 4.837% exchange notes, in whole or in part, at any time or from time to time, at the redemption prices set forth in the indenture, as summarized in this prospectus.  See “Description of 4.837% Exchange Notes—Optional Redemption.”

Change of Control Repurchase Event
Upon the occurrence of a Change of Control Repurchase Event (as defined herein), each holder of 4.837% exchange notes may require us to repurchase all or a portion of such holder’s 4.837% exchange notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued interest to the repurchase date.  See “Description of 4.837% Exchange Notes—Change of Control Repurchase Event.”

Certain covenants	The indenture governing the 4.837% exchange notes contains covenants that, among other things, will limit our ability to:

• create liens on the stock or debt of NSR;

• incur Funded Debt (as defined herein); and

• consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, another person.

Summary of the Terms of the 6.00% Exchange Notes

The following is a summary of the terms of the 6.00% exchange notes.  The form and terms of the 6.00% exchange notes are identical in all material respects to those of the 6.00% original notes except that the 6.00% exchange notes are registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions applicable to the 6.00% original notes do not apply to the 6.00% exchange notes.  The 6.00% exchange notes will evidence the same debt as the 6.00% original notes and will be governed by the same indenture.  Certain of the terms and conditions described below are subject to important limitations and exceptions.  For a more detailed description of the terms and conditions of the 6.00% exchange notes, see the section of this prospectus entitled “Description of 6.00% Exchange Notes.”

Issuer	Norfolk Southern Corporation.

Securities offered
$4,492,000 aggregate principal amount of 6.00% Senior Notes due 2111. The 6.00% exchange notes will constitute a further issuance of, and will form a single series with, the 6.00% Senior Notes due 2111 we issued on May 23, 2011 in an aggregate principal amount of $400,000,000 and the 6.00% Senior Notes due 2111 we issued on November 17, 2011 in an aggregate principal amount of $100,000,000.

Maturity	May 23, 2111.

Interest
Interest will accrue on the 6.00% exchange notes from November 23, 2011, at the rate of 6.00% per annum, and will be payable in cash semi-annually in arrears on May 23 and November 23 of each year, beginning on May 23, 2012. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Ranking
The 6.00% exchange notes will be senior unsecured obligations of Norfolk Southern and will rank on parity with each other and with all of Norfolk Southern’s other senior unsecured indebtedness.  The 6.00% exchange notes will be effectively subordinated to existing and future indebtedness and other liabilities of our subsidiaries, to the interest of existing and future holders of preferred stock of our subsidiaries and to any of our existing and future secured indebtedness.

Optional Redemption
We may redeem some or all of the 6.00% exchange notes, in whole or in part, at any time or from time to time, at the redemption prices set forth in the indenture, as summarized in this prospectus.  See “Description of 6.00% Exchange Notes—Optional Redemption.”

Certain covenants	The indenture governing the 6.00% exchange notes will contain covenants that, among other things, will limit our ability to:

	•	create liens on the stock or debt of NSR;

	•	incur Funded Debt (as defined herein); and

	•	consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, another person.

RISK FACTORS

Before making any investment decision, including whether to participate in the exchange offer, you should carefully consider the risk factors below as well as the risk factors discussed in Part I, Item 1A, “Risk Factors,” as well as Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Fiscal 2011 Form 10-K, which is  incorporated by reference in this prospectus. See “Incorporation of Certain Documents by Reference.”  Based on the information currently known to us, we believe that the following information identifies all known material risk factors relating to the exchange notes and affecting the exchange offer.  However, the risks and uncertainties are not limited to those set forth in the risk factors described below.  Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than the following risk factors may also adversely affect our business.  In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

Risks Relating to the Exchange Notes

We may not be able to repurchase the 4.837% exchange notes upon a Change of Control Repurchase Event.

Upon the occurrence of a Change of Control Repurchase Event (as defined in “Description of 4.837% Exchange Notes—Change of Control Repurchase Event”, each holder of 4.837% exchange notes will have the right to require us to repurchase all or any part of such holder’s 4.837% exchange notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. If we experience a Change of Control Repurchase Event, we cannot assure you that we would have sufficient financial resources available to satisfy our obligations to repurchase the 4.837% exchange notes. Furthermore, debt agreements to which we are a party at such time may contain restrictions and provisions limiting our ability to repurchase the 4.837% exchange notes, and our ability to repurchase the 4.837% exchange notes may also be limited by law. Our failure to repurchase the 4.837% exchange notes as required under the indenture governing the 4.837% exchange notes would result in a default under such indenture, which could have material adverse consequences to us and the holders of the 4.837% exchange notes.

The Change of Control Repurchase Event provision applicable to the exchange notes provides only limited protection.

The definition of the term “Change of Control Repurchase Event” is limited and does not cover a variety of transactions (such as acquisitions by us and recapitalizations or “going private” transactions by our affiliates) that could negatively affect the value of the 4.837% exchange notes. A Change of Control under the indenture governing the 4.837% exchange notes may only occur if there is a change in the controlling interest in our business.  For a Change of Control Repurchase Event to occur, there must be not only a Change of Control as defined in the indenture, but also a ratings downgrade to below investment grade resulting therefrom. If we were to enter into a significant corporate transaction that negatively affects the value of the 4.837%  exchange notes, but would not result in a Change of Control Repurchase Event, you would not have any rights to require us to repurchase the 4.837% exchange notes prior to their maturity and may be required to hold the 4.837% exchange notes despite the event, which could materially and adversely affect your investment.

As with the original notes, claims of holders of the exchange notes will be structurally subordinated to those of creditors and any preferred equity holders of our subsidiaries.

We are a holding company, and we conduct substantially all of our operations through our subsidiaries.  We perform management, legal, financial, tax, consulting, administrative and other services for our subsidiaries. Our principal sources of cash are from external financings, dividends and advances from our subsidiaries, investments, payments by our subsidiaries for services rendered, and interest payments from our subsidiaries on cash advances.  The amount of dividends available to us from our subsidiaries largely depends upon each subsidiary’s earnings and operating capital requirements.  The ability of our subsidiaries to make any payments to us will depend upon the terms of any credit facilities or other debt instruments of the subsidiaries, upon the subsidiaries’ earnings, business and tax considerations and legal restrictions.

As a result of our holding company structure, the original notes and the exchange notes effectively rank junior to all existing and future debt, trade payables and other liabilities, and preferred equity of our subsidiaries.  Our right and the right of our creditors to participate in the assets of any of our subsidiaries upon any liquidation or reorganization of any such subsidiary will be subject to the prior claims of that subsidiary’s creditors, including trade creditors and preferred equity holders, except to the extent that we may ourselves be a creditor of such a subsidiary.

As of December 31, 2011, total liabilities (other than intercompany liabilities) of our railroad subsidiaries was approximately $12.4 billion and total debt of our railroad subsidiaries was approximately $867 million.

There is no current public market for the 4.837% exchange notes, and a market may not develop.

The 4.837% exchange notes are a new issue of securities for which there is currently no public trading market.  We cannot guarantee:

the liquidity of any market that may develop for the 4.837% exchange notes;

your ability to sell the exchange notes; or

the price at which you might be able to sell the 4.837% exchange notes.

Liquidity of any market for the 4.837% exchange notes and future trading prices of the 4.837% exchange notes will depend on many factors, including:

prevailing interest rates;

our operating results; and

the market for similar securities.

The dealer managers have advised us that they currently intend to make a market in the 4.837% exchange notes, but they are not obligated to do so and may cease any market-making at any time without notice.  Although we intend to apply for listing of the 4.837% exchange notes on the New York Stock Exchange, it may be difficult for you to find a buyer for the 4.837% exchange notes at the time you want to sell them and, even if you find a buyer, you might not receive the price you want.

Risks Relating to the Exchange Offer

You may have difficulty selling the original notes that you do not exchange.

If you do not exchange your original notes for exchange notes pursuant to the exchange offer, the original notes you hold will continue to be subject to the existing transfer restrictions.  The original notes may not be offered, sold or otherwise transferred, except in compliance with the registration requirements of the Securities Act, pursuant to an exemption from registration under the Securities Act or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with applicable state securities laws.  We do not anticipate that we will register the original notes under the Securities Act.  After the exchange offer is consummated, the trading market for the remaining untendered original notes may be small and inactive.  Consequently, you may find it difficult to sell any original notes you continue to hold  or to sell such original notes at the price you desire because there will be fewer original notes of such series outstanding.

Some noteholders may be required to comply with the registration and prospectus delivery requirements of the Securities Act.

If you exchange your original notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.  In addition, a broker-dealer that purchased original notes for its own account as part of market-making or trading activities must deliver a prospectus when it sells the exchange notes it receives in exchange for original notes in the exchange offer.  Our obligation to keep the registration statement of which this prospectus forms a part effective is limited.  Accordingly, we cannot guarantee that a current prospectus will be available at all times to broker-dealers wishing to resell their exchange notes.

Late deliveries of original notes or any other failure to comply with the exchange offer procedures could prevent a holder from exchanging its original notes.

Noteholders are responsible for complying with all exchange offer procedures.  The issuance of exchange notes in exchange for original notes will only occur upon proper completion of the procedures described in this prospectus under “The Exchange Offer.” Therefore, holders of original notes who wish to exchange them for exchange notes should allow sufficient time for timely completion of the exchange procedure.  Neither we nor the exchange agent are obligated to extend the exchange offer or notify you of any failure to follow the proper procedure.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

When we completed the issuance of the original notes on September 14, 2011, we entered into a registration rights agreement with the dealer managers of the private exchange offers.  Under the registration rights agreement, we agreed to file a registration statement with the SEC relating to the exchange offer within 180 days of the issue date of the original notes.  We also agreed to use our reasonable best efforts to cause the registration statement to become effective with the SEC within 270 days of the issue date of the original notes and to consummate this exchange offer within 30 days after the registration statement is declared effective.  The registration rights agreement provides that we will be required to pay additional interest to the holders of the original notes if we fail to comply with such filing, effectiveness and offer consummation requirements.  See “—Registration Rights Agreement” below for more information on the additional interest we will owe if we do not complete the exchange offer within a specified timeline.

The exchange offer is not being made to holders of original notes in any jurisdiction where the exchange would not comply with the securities or blue sky laws of such jurisdiction.  A copy of the registration rights agreement has been filed as an exhibit to the Current Report on Form 8-K we filed with the SEC on September 15, 2011, and is available from us upon request.  See “Where You Can Find More Information.”

Terms of the Exchange Offer

Upon the terms and conditions described in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, we will accept for exchange original notes that are properly tendered before 5:00 p.m., New York City time, on the expiration date and not validly withdrawn as permitted below.  We will issue a like principal amount of exchange notes in exchange for the principal amount of the corresponding original notes tendered under the exchange offer.  As used in this prospectus, the term “expiration date” means                  2012, which is the thirtieth calendar day of the offering period.  However, if we have extended the period of time for which the exchange offer is open, the term “expiration date” means the latest date to which we extend the exchange offer.

As of the date of this prospectus, $595,504,000 aggregate principal amount of the 4.837% original notes is outstanding and $4,492,000 aggregate principal amount of the 6.00% original notes is outstanding.  The 4.837% original notes were issued under an indenture dated September 14, 2011 and the 6.00% original notes were issued under an indenture dated June 1, 2009, as amended and supplemented by a second supplemental indenture dated May 23, 2011 and a third supplemental indenture dated September 14, 2011.  This prospectus, together with the letter of transmittal, is first being sent on or about                  2012, to all holders of original notes known to us.  Our obligation to accept original notes for exchange in the exchange offer is subject to the conditions described below under “—Conditions to the Exchange Offer.”  We reserve the right to extend the period of time during which the exchange offer is open.  We may elect to extend the exchange offer period if less than 100% of the original notes are tendered or if any condition to consummation of the exchange offer has not been satisfied as of the expiration date and it is likely that such condition will be satisfied after such date.  In addition, in the event of any material change in the exchange offer, we will extend the period of time during which the exchange offer is open if necessary so that at least five business days remain in the offering period following notice of the material change.  In the event of such extension, and only in such event, we may delay acceptance for exchange of any original notes by giving oral or written notice of the extension to the holders of original notes as described below.  During any extension period, all original notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us.  Any original notes not accepted for exchange will be returned to the tendering holder promptly after the expiration or termination of the exchange offer.

Original notes tendered in the exchange offer must be in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.  No dissenter’s rights of appraisal exist with respect to the exchange offer.

We reserve the right to amend or terminate the exchange offer, and not to accept for exchange any original notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under “—Conditions to the Exchange Offer.”  We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the original notes as promptly as practicable.  Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Our acceptance of the tender of original notes by a tendering holder will form a binding agreement upon the terms and subject to the conditions provided in this prospectus and the accompanying letter of transmittal.

Procedures for Tendering

Except as described below, a tendering holder must, on or prior to 5:00 p.m., New York City time, on the expiration date:

•
transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to U.S. Bank Trust National Association, as the exchange agent, at the address listed below under the heading “—Exchange Agent;” or

•
if original notes are tendered in accordance with the book-entry procedures described below, the tendering holder must transmit an agent’s message to the exchange agent at the address listed below under the heading “—Exchange Agent.”

In addition:

•	the exchange agent must receive, on or before 5:00 p.m., New York City time, on the expiration date, certificates for the original notes, if any; or

•
the exchange agent must receive a timely confirmation of book-entry transfer of the original notes into the exchange agent’s account at The Depository Trust Company, or DTC, the book-entry transfer facility.

The term “agent’s message” means a message, transmitted to DTC and received by the exchange agent and forming a part of a book-entry transfer, that states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this holder.

The method of delivery of original notes, letters of transmittal and all other required documents is at your election and risk.  If the delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested.  In all cases, you should allow sufficient time to assure timely delivery.  You should not send letters of transmittal or original notes to anyone other than the exchange agent.

If you are a beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf.  Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the original notes by causing DTC to transfer the original notes into the exchange agent’s account.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the original notes surrendered for exchange are tendered:

•	by a registered holder of the original notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an “eligible institution.”

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an “eligible institution.” An “eligible institution” is a financial institution, including most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program.

We will reasonably determine all questions as to the validity, form and eligibility of original notes tendered for exchange and all questions concerning the timing of receipts and acceptance of tenders.  These determinations will be final and binding.

We reserve the right to reject any particular original note not properly tendered, or any acceptance that might, in our judgment or our counsel’s judgment, be unlawful.  We also reserve the right to waive any defects or irregularities with respect to the form or procedures applicable to the tender of any particular original note prior to the expiration date.  Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within a reasonable period of time.  Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of original notes.  Nor will we, the exchange agent or any other person incur any liability for failing to give notification of any defect or irregularity.

If the letter of transmittal is signed by a person other than the registered holder of original notes, the letter of transmittal must be accompanied by a certificate of the original notes endorsed by the registered holder or written instrument of transfer or exchange in satisfactory form, duly executed by the registered holder, in either case with the signature guaranteed by an eligible institution.  In addition, in either case, the original endorsement or the instrument of transfer must be signed exactly as the name of any registered holder appears on the original notes.

If the letter of transmittal or any original notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing.  Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

By tendering, each holder will represent to us that, among other things:

•
the holder is not an “affiliate” of ours (as defined in Rule 405 under the Securities Act) or a “broker-dealer” (within the meaning of the Securities Act) tendering notes acquired directly from us for its own account;

•	the exchange notes are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not that person is the holder or a nominee; and

•
neither the holder nor the holder’s nominee, if any, has any arrangement or understanding with any person to participate in the “distribution” (within the meaning of the Securities Act) of the exchange notes.

In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that the holder is not engaged in, and does not intend to engage in, a distribution of the exchange notes.

However, any purchaser of original notes who is either our “affiliate” (within the meaning of the Securities Act) who intends to participate in the exchange offer for the purpose of distributing the exchange notes or a broker-dealer  that acquired original notes in a transaction other than as part of its trading or market-making activities or who has arranged or has an understanding with any person to participate in the distribution of the exchange notes: (1) will not be able to rely on the interpretation by the staff of the SEC set forth in the applicable no-action letters; (2) will not be able to tender its original notes in the exchange offer; and (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where the original notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes.  The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.  However, a broker-dealer may be a statutory underwriter.  See “Plan of Distribution.”

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

Upon satisfaction of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all original notes properly tendered.  We will issue the exchange notes promptly after acceptance of the original notes.  See “—Conditions to the Exchange Offer” below.  For purposes of the exchange offer, we will be deemed to have accepted properly tendered original notes for exchange when, as and if we have given oral or written notice of such acceptance to the exchange agent, with prompt written confirmation of any oral notice.

For each original note accepted for exchange, the holder of the original note will receive an exchange note having a principal amount equal to that of the surrendered original note.  The 6.00% exchange notes will bear interest from November 23, 2011, which is the most recent date to which interest has been paid on the 6.00% original notes.  Since no interest has been paid on the 4.837% original notes, holders of 4.837% exchange notes will receive interest accruing from September 14, 2011.  Original notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer.  Holders of original notes whose original notes are accepted for exchange will not receive any payment for accrued interest on the original notes otherwise payable on any interest payment date, the record date for which occurs on or after completion of the exchange offer and will be deemed to have waived their rights to receive the accrued interest on the original notes.

In all cases, issuance of exchange notes for original notes will be made only after timely receipt by the exchange agent of:

•	certificates for the original notes, or a timely book-entry confirmation of the original notes into the exchange agent’s account at the book-entry transfer facility;

•	a properly completed and duly executed letter of transmittal or a transmitted agent’s message; and

•	all other required documents.

Unaccepted or non-exchanged original notes will be returned without expense to the tendering holder of the original notes.  In the case of original notes tendered by book-entry transfer in accordance with the book-entry procedures described below, the non-exchanged original notes will be returned or recredited promptly.

Book-Entry Transfer

The exchange agent will make a request to establish an account for the original notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus.  Any financial institution that is a participant in DTC’s systems must make book-entry delivery of original notes by causing DTC to transfer those original notes into the exchange agent’s account at DTC in accordance with DTC’s procedure for transfer.  This participant should transmit its acceptance to DTC on or prior to 5:00 p.m., New York City time, on the expiration date.  DTC will verify this acceptance, execute a book-entry transfer of the tendered original notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of this book-entry transfer.  The confirmation of this book-entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from this participant that this participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this participant.  Delivery of exchange notes issued in the exchange offer may be effected through book-entry transfer at DTC.  However, the letter of transmittal or facsimile of it or an agent’s message, with any required signature guarantees and any other required documents, must be transmitted to and received by the exchange agent at the address listed below under “—Exchange Agent” on or prior to 5:00 p.m., New York City time, on the expiration date.

Exchanging Book-Entry Notes

The exchange agent and the book-entry transfer facility have confirmed that any financial institution that is a participant in the book-entry transfer facility may utilize the book-entry transfer facility Automated Tender Offer Program, or ATOP, procedures to tender original notes.  Any participant in the book-entry transfer facility may make book-entry delivery of original notes by causing the book-entry transfer facility to transfer such original notes into the exchange agent’s account in accordance with the book-entry transfer facility’s ATOP procedures for transfer.  However, the exchange for the original notes so tendered will only be made after a book-entry confirmation of the book-entry transfer of original notes into the exchange agent’s account, and timely receipt by the exchange agent of an agent’s message and any other documents required by the letter of transmittal.  The term “agent’s message” means a message, transmitted by the book-entry transfer facility and received by the exchange agent and forming part of a book-entry confirmation, which states that the book-entry transfer facility has received an express acknowledgment from a participant tendering original notes that are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant.

Withdrawal Rights

For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at the address or, in the case of eligible institutions, at the facsimile number, indicated below under “—Exchange Agent” before 5:00 p.m., New York City time, on the expiration date.  Any notice of withdrawal must:

•	specify the name of the person, referred to as the depositor, having tendered the original notes to be withdrawn;

•	identify the original notes to be withdrawn, including the certificate number or numbers and principal amount of the original notes;

•
in the case of original notes tendered by book-entry transfer, specify the number of the account at the book-entry transfer facility from which the original notes were tendered and specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn original notes and otherwise comply with the procedures of such facility;

•	contain a statement that the holder is withdrawing his election to have the original notes exchanged;

•
be signed by the holder in the same manner as the original signature on the letter of transmittal by which the original notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the original notes register the transfer of the original notes in the name of the person withdrawing the tender; and

•	specify the name in which the original notes are registered, if different from that of the depositor.

If certificates for original notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of these certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution unless this holder is an eligible institution.  We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal.  Any original notes so withdrawn will be deemed not to have been validly tendered for exchange.  No exchange notes will be issued unless the original notes so withdrawn are validly re-tendered.  Any original notes that have been tendered for exchange, but which are not exchanged for any reason, will be returned to the tendering holder without cost to the holder.  In the case of original notes tendered by book-entry transfer, the original notes will be credited to an account maintained with the book-entry transfer facility for the original notes.  Properly withdrawn original notes may be re-tendered by following the procedures described under “ — Procedures for Tendering” above at any time on or before 5:00 p.m., New York City time, on the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we shall not be required to accept for exchange, or to issue exchange notes in exchange for, any original notes, and may terminate or amend the exchange offer, if at any time prior to 5:00 p.m., New York City time, on the expiration date any of the following events occurs:

•
there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission that might materially impair our ability to proceed with the exchange offer; or

•	the exchange offer or the making of any exchange by a holder of original notes would violate applicable law or any applicable interpretation of the staff of the SEC.

In addition, we will not accept for exchange any original notes tendered, and no exchange notes will be issued in exchange for any original notes, if any stop order is threatened by the SEC or in effect relating to the registration statement of which this prospectus constitutes a part or the qualification of the applicable indenture under the Trust Indenture Act of 1939, as amended.  We are required to make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment.

Exchange Agent

We have appointed U.S. Bank Trust National Association as the exchange agent for the exchange offer.  You should direct all executed letters of transmittal to the exchange agent at the address indicated below.  You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal to the exchange agent addressed as follows:

Delivery To:

U.S. Bank Trust National Association

By Hand, Registered or Certified Mail, or Overnight Courier:

U.S. Bank National Association
Corporate Trust Services
EP-MN-WS-2N
60 Livingston Avenue
St. Paul, MN 55107
Attn: Specialized Finance

For Information Call:
(800) 934-6802

By Facsimile Transmission
(for eligible Institutions only):

Attn: Specialized Finance
(651) 495-8158

Confirm by Telephone:
(800) 934-6802

All other questions should be addressed to Norfolk Southern Corporation, Three Commercial Place, Norfolk, Virginia 23510-2191, Attention: Investor Relations.  If you deliver the letter of transmittal to an address other than any address indicated above or transmit instructions via facsimile other than to any facsimile number indicated above, then your delivery or transmission will not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.  We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any broker or dealer and will indemnify holders of the original notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.  The cash expenses to be incurred in connection with the exchange offer, including out-of-pocket expenses for the exchange agent, will be paid by us.

Transfer Taxes

We will pay any transfer taxes in connection with the tender of original notes in the exchange offer unless you instruct us to register exchange notes in the name of, or request that original notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer taxes.

Consequences of Exchanging or Failing to Exchange the Original Notes

Holders of original notes who do not exchange their original notes for exchange notes in the exchange offer will continue to be subject to the provisions in the applicable indenture regarding transfer and exchange of the original notes and the restrictions on transfer of the original notes as described in the legend on the original notes as a consequence of the issuance of the original notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws.  In general, the original notes may not be offered, sold or otherwise transferred, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.  Original note holders that do not exchange original notes for exchange notes in the exchange offer will no longer have any registration rights with respect to such notes.

Under existing interpretations of the Securities Act by the SEC’s staff contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the exchange notes would generally be freely transferable by holders after the exchange offer without further registration under the Securities Act, subject to certain representations required to be made by each holder of exchange notes, as set forth below.  However, any purchaser of exchange notes who is one of our “affiliates” (as defined in Rule 405 under the Securities Act) or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

•	will not be able to rely on the interpretation of the SEC’s staff;

•	will not be able to tender its original notes in the exchange offer; and

•
must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from such requirements.  See “Plan of Distribution.”

We do not intend to seek our own interpretation regarding the exchange offer and there can be no assurance that the SEC’s staff would make a similar determination with respect to the exchange notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.

Registration Rights Agreement

The following description is a summary of the material provisions of the registration rights agreement.  It does not restate that agreement in its entirety.  We urge you to read the registration rights agreement in its entirety because it, and not this description, defines your registration rights as holders of the original notes.  A copy of the registration rights agreement has been filed as an exhibit to the Current Report on Form 8-K we filed with the SEC on September 15, 2011 and is available from us upon request.  See “Where You Can Find More Information.”

On September 14, 2011, we and the dealer managers of the private exchange offers entered into the registration rights agreement.  Pursuant to the registration rights agreement, we agreed to conduct registered exchange offers (the “Registered Exchange Offers” and each, a “Registered Exchange Offer”), whereby holders of original notes could exchange their original notes for a like aggregate principal amount of substantially identical exchange notes.  We agreed to file with the SEC the Exchange Offer Registration Statement, with respect to the exchange notes.  Upon the effectiveness of this Exchange Offer Registration Statement, we will offer to the holders of the original notes pursuant to the Registered Exchange Offer who are able to make certain representations the opportunity to exchange their original notes for exchange notes.

If, with respect to a Registered Exchange Offer, either: (1) we are not required to file this Exchange Offer Registration Statement or permitted to consummate the exchange offer, in each case, because the exchange offer is not permitted by applicable law or SEC policy; or (2) any holder of original notes notifies us after commencement of the exchange offer and prior to the 20th business day following consummation of the exchange offer that: (i) it is prohibited by law or SEC policy from participating in the exchange offer, (ii) it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the  Exchange Offer Registration Statement is not appropriate or available for such resales, or (iii) it is a broker-dealer and owns original notes acquired directly from us or an affiliate of ours; then we will file with the SEC a Shelf Registration Statement (as defined in the registration rights agreement) to cover resales of the original notes by the holders of the original notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

We agreed to file an Exchange Offer Registration Statement with the SEC within 180 days of the issue date of the original notes and use all commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective by the SEC on or prior to 270 days after the issue date of the original notes.  Unless the exchange offer would not be permitted by applicable law or SEC policy, we will (a) commence the exchange offer, and (b) use all commercially reasonable efforts to issue on or prior to 30 days, or longer, if required by the federal securities laws, after the date on which the Exchange Offer Registration Statement is declared effective by the SEC, the applicable exchange notes in exchange for all of the applicable original notes tendered prior thereto in the exchange offer. If obligated to file the Shelf Registration Statement, we will use all commercially reasonable efforts to file the Shelf Registration Statement with the SEC on or prior to 45 days after such filing obligation arises and to cause the Shelf Registration Statement to become effective under the Securities Act on or prior to 90 days after such obligation arises.

We will pay additional interest to each holder of the applicable original notes if: (1) we fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing; (2) any of such registration statements is not declared effective by the SEC or has not become effective under the Securities Act on or prior to the date specified for such effectiveness (the “Effectiveness Target Date”); (3) we fail to consummate the exchange offer within 30 days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or (4) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective or becomes effective but thereafter ceases to be effective or usable in connection with resales of original notes during the periods specified in the registration rights agreement (each such event referred to in clauses (1) through (4) above, a “Registration Default”).

With respect to the first 90-day period immediately following the occurrence of the first Registration Default, additional interest will be paid in an amount equal to 0.25% per annum of the principal amount of the applicable original notes.  The amount of the additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of additional interest for all Registration Defaults of 0.50% per annum of the principal amount of the applicable original notes.

All accrued additional interest will be paid by us on the next scheduled interest payment date to DTC or its nominee by wire transfer of immediately available funds or by federal funds check and to holders of definitive original notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.  Following the cure of all Registration Defaults, the accrual of additional interest will cease.

Holders of the original notes will be required to make certain representations to us in order to participate in the exchange offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement in order to have their original notes included in the Shelf Registration Statement and benefit from the provisions regarding additional interest set forth above.  By including the applicable original notes in the Shelf Registration Statement, a holder will be deemed to have agreed to indemnify us against certain losses arising out of information furnished by such holder in writing for inclusion in any Shelf Registration Statement.  Holders of the applicable original notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from us.

USE OF PROCEEDS

We will not receive any proceeds from the exchange offer.  In consideration for issuing exchange notes, we will receive in exchange original notes of like principal amount.  The original notes surrendered in exchange for exchange notes will be retired and canceled.

SELECTED HISTORICAL CONSOLIDATED
FINANCIAL STATEMENTS

The following table presents our selected historical consolidated financial data.  The consolidated statement of income data for each of the years in the three-year period ended December 31, 2011 and the consolidated balance sheet data as of December 31, 2011 and 2010 have been derived from our audited consolidated financial statements incorporated by reference herein.  The consolidated statement of income data for the years ended December 31, 2008 and 2007 and the consolidated balance sheet data as of December 31, 2009, 2008 and 2007 have been derived from the audited consolidated financial statements not included or incorporated by reference herein.

The selected historical consolidated financial data presented below should be read in conjunction with our audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Fiscal 2011 Form 10-K, which is incorporated by reference in this prospectus. See “Incorporation of Certain Documents by Reference.” Our audited consolidated financial information may not be indicative of our future performance.

	As of or For the Year Ended December 31,
	2011	2010	2009	2008	2007
	($ in millions, except share, per share, stockholder and employee amounts)
Results of operations:
Railway operating revenues	11,172	$9,516	$7,969	$10,661	$9,432
Railway operating expenses	7,959	6,840	6,007	7,577	6,847
Income from railway operations	3,213	2,676	1,962	3,084	2,585
Other income – net	160	153	127	110	93
Interest expense on debt	455	462	467	444	441
Income before income taxes	2,918	2,367	1,622	2,750	2,237
Provision for income taxes	1,002	871	588	1,034	773
Net income	1,916	$1,496	$1,034	$1,716	$1,464

Per share data:
Net income – basic	5.52	$4.06	$2.79	$4.58	$3.73
– diluted	5.45	$4.00	$2.76	$4.52	$3.68
Dividends	1.66	$1.40	$1.36	$1.22	$0.96
Stockholders’ equity at end of period	30.00	$29.85	$28.06	$26.23	$25.64

Financial position:
Total assets	28,538	$28,199	$27,369	$26,297	$26,144
Total long-term debt, including current maturities	7,540	$7,025	$7,153	$6,667	$6,368
Stockholders’ equity	9,911	$10,669	$10,353	$9,607	$9,727

Other:
Capital expenditures	2,160	$1,470	$1,299	$1,558	$1,341
Average number of shares outstanding (thousands)	345,484	366,522	367,077	372,276	389,626
Number of stockholders at end of period	33,381	35,416	37,486	35,466	36,955
Average number of employees:
Rail	29,933	28,160	28,173	30,241	30,336
Nonrail	396	399	420	468	470
Total	30,329	28,559	28,593	30,709	30,806

DESCRIPTION OF 4.837% EXCHANGE NOTES

The 4.837% exchange notes will be issued under an indenture (the “4.837% exchange notes indenture”), dated as of September 14, 2011, between us and U.S. Bank Trust National Association, as trustee (the “Trustee”).  The 4.837% exchange notes indenture contains provisions that define your rights under the 4.837% exchange notes and governs our obligations under the 4.837% exchange notes.  The indenture provides for the issuance of the 4.837% exchange notes and sets forth the duties of the Trustee.  The following description is only a summary of certain provisions of the 4.837% exchange notes indenture and the 4.837% exchange notes, and is qualified in its entirety by reference to the provisions of the 4.837% exchange notes indenture and the 4.837% exchange notes, including the definitions therein of certain terms.  The terms of the 4.837% exchange notes will include those stated in the 4.837% exchange notes indenture and those made part of the 4.837% exchange notes indenture by reference to the Trust Indenture Act of 1939, as amended.  A copy of the 4.837% exchange notes indenture has been filed as an exhibit to the Current Report on Form 8-K we filed with the SEC on September 15, 2011 and is available from us upon request.  See “Where You Can Find More Information.”  We urge you to read the 4.837% exchange notes indenture (including the form of the 4.837% exchange note) because it, and not this description, defines your rights as a holder of 4.837% exchange notes.  Certain defined terms used in this description but not defined below have the meanings assigned to them in the 4.837% exchange notes indenture.

The registered holder of a 4.837% exchange note will be treated as the owner of it for all purposes.  Only registered holders will have rights under the 4.837% exchange notes indenture.  When used in this section, the terms “Norfolk Southern,” “the Company,” “we,” “our” and “us” refer solely to Norfolk Southern Corporation and do not, unless otherwise specified, include our consolidated subsidiaries.

General

The 4.837% exchange notes will be issued in fully registered, global form only, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, and will mature on October 1, 2041, unless earlier redeemed.

We may, from time to time, without notice to or the consent of the holders of the debt securities of the series of which the 4.837% original notes and the 4.837% exchange notes form a part (collectively, the “outstanding 4.837% notes”), create and issue additional notes ranking pari passu in all respects with the outstanding 4.837% notes and having the same terms as to status, redemption or otherwise as the outstanding 4.837% notes (except for the payment of interest accruing prior to the issue date of such additional notes, or except for the first payment of interest following the issue date of such additional notes) so that such additional notes may be consolidated and form a single series of debt securities with the outstanding 4.837% notes. Any such additional notes will vote and act together as a single class with the outstanding 4.837% notes under the 4.837% exchange notes indenture.

The 4.837% exchange notes will bear interest from September 14, 2011, at a rate per annum of 4.837%, payable semiannually in arrears on April 1 and October 1 of each year, commencing on April 1, 2012 (the “interest payment dates”), to the persons in whose names the 4.837% exchange notes are registered at the close of business on the immediately preceding March 15 and September 15, respectively, whether or not that day is a business day (the “record dates”).

If any interest payment date, redemption date or the maturity date falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such interest payment date, redemption date or the maturity date, as the case may be.  “Business Day” means any day, other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York are authorized or obligated by law, regulation, executive order or governmental decree to close. There will be no sinking fund payments for the 4.837% exchange notes.

Other than the provisions of the 4.837% exchange notes indenture described below relating to limitation on liens, limitations on funded debt and the change of control repurchase event, the 4.837% exchange notes indenture and the 4.837% exchange notes will not contain any provisions that may afford you protection in the event of a highly leveraged transaction or other transaction that may occur in connection with a change of control of Norfolk Southern or any of its subsidiaries.

Ranking

The 4.837% exchange notes will be our direct, unsecured unsubordinated obligations and will rank equally in right of payment with each other and with all of our other existing and future unsecured and unsubordinated indebtedness. Because we are a holding company, the 4.837% exchange notes effectively will rank junior to all liabilities and preferred equity of our subsidiaries. As of December 31, 2011, total liabilities (other than intercompany liabilities) of our railroad subsidiaries was approximately $12.4 billion and total debt of our railroad subsidiaries was approximately $867 million.

Optional Redemption

The 4.837% exchange notes will be redeemable in whole or in part, at our option at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of such 4.837% exchange notes and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points, plus, in each case, accrued interest thereon to, but not including, the date of redemption.

Notwithstanding the foregoing, installments of interest on the 4.837% exchange notes that are due and payable on an interest payment date falling on or prior to a redemption date will be payable on such interest payment date to the holders thereof as of the close of business on the relevant record date.

For purposes of this optional redemption provision:

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the 4.837% exchange notes  to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the 4.837% exchange notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

“Comparable Treasury Price” means, with respect to any redemption date, the average of the Reference Treasury Dealer Quotations for such redemption date.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and one other broker-dealer appointed by the Company or their respective affiliates that are primary U.S. Government securities dealers in the United States of America (each a “Primary Treasury Dealer”), and their respective successors; provided, however, that if any of the foregoing or their respective affiliates shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of 4.837% exchange notes to be redeemed.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the 4.837% exchange notes or portions thereof called for redemption.

Certain Covenants

The 4.837% exchange notes indenture contains the covenants summarized below.

Limitation on Liens on Stock or Indebtedness of Principal Subsidiaries.  The 4.837% exchange notes indenture provides that the Company will not, and will not permit any of its Subsidiaries to, create, assume, incur or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest of any kind, other than a Purchase Money Lien, upon any stock or indebtedness, whether owned on the date the outstanding 4.837% notes were first issued or hereafter acquired, of any Principal Subsidiary, to secure any Obligation (other than the outstanding 4.837% notes) of the Company, any Subsidiary or any other person, without in any such case making effective provision whereby all of the outstanding 4.837% notes  are secured on an equal and ratable basis with the Obligation so secured. This restriction does not apply to any mortgage, pledge, lien, encumbrance, charge or security interest on any stock or indebtedness of a corporation existing at the time such corporation becomes a Subsidiary. This provision does not restrict any other property of the Company or its Subsidiaries. “Obligation” is defined as indebtedness for money borrowed or indebtedness evidenced by a bond, note, debenture or other evidence of indebtedness. “Purchase Money Lien” is defined as any mortgage, pledge, lien, encumbrance, charge or security interest of any kind upon any indebtedness of any Principal Subsidiary acquired after the date any outstanding 4.837% notes are first issued if such Purchase Money Lien is for the purpose of financing, and does not exceed, the cost to the Company or any Subsidiary of acquiring the indebtedness of such Principal Subsidiary and such financing is effected concurrently with, or within 180 days after, the date of such acquisition. “Principal Subsidiary” is defined as NSR. “Subsidiary” is defined as an entity a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company or one or more Subsidiaries. The 4.837% exchange notes indenture does not prohibit the sale by us or any Subsidiary of any stock or indebtedness of any Subsidiary.

Limitations on Funded Debt. The 4.837% exchange notes indenture provides that the Company will not permit any Restricted Subsidiary to incur, issue, guarantee or create any Funded Debt unless, after giving effect thereto, the sum of the aggregate amount of all outstanding Funded Debt of the Restricted Subsidiaries would not exceed an amount equal to 15% of Consolidated Net Tangible Assets.

The limitation on Funded Debt will not apply to, and there will be excluded from Funded Debt in any computation under such restriction, Funded Debt secured by:

(a)	Liens on real or physical property of any corporation existing at the time such corporation becomes a Subsidiary;

(b)
Liens on real or physical property existing at the time of acquisition thereof incurred within 180 days of the time of acquisition thereof (including, without limitation, acquisition through merger or consolidation) by the Company or any Restricted Subsidiary;

(c)
Liens on real or physical property thereafter acquired (or constructed) by the Company or any Restricted Subsidiary and created prior to, at the time of, or within 270 days after such acquisition (including, without limitation, acquisition through merger or consolidation) (or the completion of such construction or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of all or any part of the purchase price (or the construction price) thereof;

(d)	Liens in favor of the Company or any Restricted Subsidiary;

(e)
Liens in favor of the United States of America, any State thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure partial, progress, advance or other payments pursuant to any contract or the provisions of any statute;

(f)
Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal income taxation pursuant to Section 103(b) of the Internal Revenue Code of 1986, as amended;

(g)
Liens securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, the obtaining of advances or credit or the securing of Funded Debt, if made and continuing in the ordinary course of business;

(h)
Liens incurred (no matter when created) in connection with the Company or a Restricted Subsidiary engaging in a leveraged or single-investor lease transaction; provided, however, that the instrument creating or evidencing any borrowings secured by such Lien will provide that such borrowings are payable solely out of the income and proceeds of the property subject to such Lien and are not a general obligation of the Company or such Restricted Subsidiary;

(i)
Liens under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits of cash or obligations of the United States of America to secure surety, repletion and appeal bonds to which the Company or any Restricted Subsidiary is a party or in lieu of such bonds, or pledges or deposits for similar purposes in the ordinary course of business, or Liens imposed by law, such as laborers’ or other employees’, carriers’, warehousemen’s, mechanics’, materialmen’s and vendors’ Liens and Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review, or Liens for taxes not yet subject to penalties for nonpayment or the amount or validity of which is being in good faith contested by appropriate proceedings by the Company or any Restricted Subsidiary, as the case may be, or minor survey exceptions, minor encumbrances, easement or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions or Liens on the use of real properties, which Liens, exceptions, encumbrances, easements, reservations, rights and restrictions do not, in the opinion of the Company, in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

(j)
Liens incurred to finance construction, alteration or repair of any real or physical property and improvements thereto prior to or within 270 days after completion of such construction, alteration or repair;

(k)	Liens incurred (no matter when created) in connection with a Securitization Transaction;

(l)
Liens on property (or any Receivable arising in connection with the lease thereof) acquired by the Company or a Restricted Subsidiary through repossession, foreclosure or like proceeding and existing at the time of the repossession, foreclosure, or like proceeding;

(m)
Liens on deposits of the Company or a Restricted Subsidiary with banks (in the aggregate, not exceeding $50 million), in accordance with customary banking practice, in connection with the providing by the Company or a Restricted Subsidiary of financial accommodations to any person in the ordinary course of business; or

(n)	any extension, renewal, refunding or replacement of the foregoing. The definitions set forth below apply only to the foregoing limitations on Funded Debt.

“Consolidated Net Tangible Assets” means, at any date, the total assets appearing on the most recent consolidated balance sheet of the Company and Restricted Subsidiaries as at the end of the fiscal quarter of the Company ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles in the United States, less (1) all current liabilities (due within one year) as shown on such balance sheet, (2) applicable reserves, (3) investments in and advances to Securitization Subsidiaries and Subsidiaries of Securitization Subsidiaries that are consolidated on the consolidated balance sheet of the Company and its Subsidiaries, and (4) Intangible Assets and liabilities relating thereto.

“Funded Debt” means (1) any indebtedness of a Restricted Subsidiary maturing more than 12 months after the time of computation thereof, (2) guarantees by a Restricted Subsidiary of Funded Debt or of dividends of others (except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business), (3) all preferred stock of such Restricted Subsidiary and (4) all Capital Lease Obligations of a Restricted Subsidiary.

“Indebtedness” means, at any date, without duplication, (1) all obligations for borrowed money of a Restricted Subsidiary or any other indebtedness of a Restricted Subsidiary, evidenced by bonds, debentures, notes or other similar instruments and (2) Funded Debt, except such obligations and other indebtedness of a Restricted Subsidiary and Funded Debt, if any, incurred as part of a Securitization Transaction.

“Intangible Assets” means at any date, the value (net of any applicable reserves) as shown on or reflected in the most recent consolidated balance sheet of the Company and the Restricted Subsidiaries as at the end of the fiscal quarter of the Company ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles in the United States, of: (1) all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles; (2) organizational and development costs; (3) deferred charges (other than prepaid items, such as insurance, taxes, interest, commissions, rents, deferred interest waiver, compensation and similar items and tangible assets being amortized); and (4) unamortized debt discount and expense, less unamortized premium.

“Liens” means such pledges, mortgages, security interests and other liens, including purchase money liens, on property of the Company or any Restricted Subsidiary which secure Funded Debt.

“Receivables” mean any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising, either directly or indirectly, from the financing by the Company or any Subsidiary of the Company of property or services, monies due thereunder, security interests in the property and services financed thereby and any and all other related rights.

“Restricted Subsidiary” means each Subsidiary of the Company other than Securitization Subsidiaries and Subsidiaries of Securitization Subsidiaries.

“Securitization Subsidiary” means a Subsidiary of the Company (1) which is formed for the purpose of effecting one or more Securitization Transactions and engaging in other activities reasonably related thereto and (2) as to which no portion of the Indebtedness or any other obligations (a) is guaranteed by any Restricted Subsidiary, or (b) subjects any property or assets of any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to any lien, other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Securitization Transaction and inter-company notes and other forms of capital or credit support relating to the transfer or sale of Receivables or asset-backed securities to such Securitization Subsidiary and customarily necessary or desirable in connection with such transactions.

“Securitization Transaction” means any transaction or series of transactions that have been or may be entered into by the Company or any of its Subsidiaries in connection with or reasonably related to a transaction or series of transactions in which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (1) a Securitization Subsidiary or (2) any other person, or may grant a security interest in, any Receivables or asset-backed securities or interest therein (whether such Receivables or securities are then existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto, including, without limitation, all security interests in the property or services financed thereby, the proceeds of such Receivables or asset-backed securities and any other assets which are sold in respect of which security interests are granted in connection with securitization transactions involving such assets.

Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs with respect to the outstanding 4.837% notes, unless the Company has exercised its right to redeem the 4.837% exchange notes  as described above, the Company will make an offer to each holder of the 4.837% exchange notes  to repurchase all or any part (in integral multiples of $1,000) of that holder’s 4.837% exchange notes  at a repurchase price (the “repurchase price”) in cash equal to 101% of the aggregate principal amount of such 4.837% exchange notes  repurchased plus any accrued and unpaid interest on the 4.837% exchange notes repurchased to, but not including, the repurchase date.  Within 30 days following a Change of Control Repurchase Event or, at the Company’s option, prior to a Change of Control, but after the public announcement of such Change of Control, the Company will mail, or cause to be mailed, a notice to each holder of the 4.837% exchange notes, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the 4.837% exchange notes  on the payment date specified in the notice (such offer the “repurchase offer” and such date the “repurchase date”), which repurchase date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed.  The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the repurchase offer is conditioned on a Change of Control Repurchase Event occurring on or prior to the repurchase date.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 4.837% exchange notes  as a result of a Change of Control Repurchase Event.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the 4.837% exchange notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the 4.837% exchange notes  by virtue of such conflict.

On the repurchase date following a Change of Control Repurchase Event, the Company will, to the extent lawful:

(1)      accept for payment all 4.837% exchange notes or portions of 4.837% exchange notes properly tendered pursuant to the repurchase offer;

(2)      deposit with the Trustee or with such paying agent as the Trustee may designate an amount equal to the aggregate repurchase price for all 4.837% exchange notes  or portions of 4.837% exchange notes properly tendered; and

(3)      deliver, or cause to be delivered, to the Trustee the 4.837% exchange notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of 4.837% exchange notes  being repurchased by the Company pursuant to the repurchase offer and that all conditions precedent to the repurchase by the Company of 4.837% exchange notes  pursuant to the repurchase offer have been complied with.

The Trustee will promptly mail, or cause the paying agent to promptly mail, to each holder of 4.837% exchange notes, or portions of 4.837% exchange notes, properly tendered the repurchase price for such 4.837% exchange notes, or portions of 4.837% exchange notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any 4.837% exchange notes  surrendered, as applicable; provided that each new note will be in a principal amount equal to $2,000 or an integral multiple of $1,000 in excess thereof.

The Company will not be required to make a repurchase offer upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all outstanding 4.837% notes or portions of outstanding 4.837% notes properly tendered and not withdrawn under its offer.

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“Below Investment Grade Ratings Event” means, with respect to the outstanding 4.837% notes, on any day within the 60-day period (which period shall be extended so long as the rating of the outstanding 4.837% notes  is under publicly announced consideration for a possible downgrade by any Rating Agency) after the earlier of (1) the occurrence of a Change of Control; or (2) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control, the outstanding 4.837% notes are rated below investment grade by each and every Rating Agency. Notwithstanding the foregoing, a Below Investment Grade Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Ratings Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Ratings Event).

“Change of Control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than the Company or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the Company’s voting stock or other voting stock into which the Company’s voting stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event with respect to the outstanding 4.837% notes.

“Investment grade” means, with respect to Moody’s, a rating of Baa3 or better (or its equivalent under any successor rating categories of Moody’s); with respect to S&P, a rating of BBB- or better (or its equivalent under any successor rating categories of S&P); and, with respect to any additional Rating Agency or Rating Agencies selected by the Company, the equivalent investment grade credit rating.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the 4.837% exchange notes  or fails to make a rating of the 4.837% exchange notes  publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company (as certified by a Board Resolution) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The Change of Control Repurchase Event provisions of the 4.837% exchange notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management.  We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Repurchase Event under the 4.837% exchange notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings on the 4.837% exchange notes.

If we experience a Change of Control Repurchase Event, we may not have sufficient financial resources available to satisfy our obligations to repurchase all 4.837% exchange notes  or portions of 4.837% exchange notes properly tendered.  Furthermore, debt agreements to which we are a party at such time may contain restrictions and provisions limiting our ability to repurchase the 4.837% exchange notes.  Our failure to repurchase the 4.837% exchange notes as required under the 4.837% exchange notes indenture would result in a default under the 4.837% exchange notes indenture, which could have material adverse consequences for us and the holders of the 4.837% exchange notes.

Consolidation, Merger and Sale of Assets

The 4.837% exchange notes indenture provides that we cannot consolidate with, merge into, or sell, transfer or lease substantially all of our assets to, another corporation, unless:

•
the successor corporation is organized and existing under the laws of the United States or any state thereof or the District of Columbia, and expressly assumes by a supplemental indenture the due and punctual payment of the principal of, any premium on, and any interest on all the outstanding debt securities under the 4.837% exchange notes indenture and the performance of every covenant in the 4.837% exchange notes indenture to be performed or observed by us;

•
immediately after giving effect to the transaction, no event of default (and no event which, after notice or lapse of time or both, would become an event of default) will have occurred and be continuing; and

•	we deliver to the Trustee an officer’s certificate and legal opinion confirming, among other things, the satisfaction of the above-mentioned conditions.

Since we are a holding company, if one of our subsidiaries distributes its assets as a result of a liquidation or recapitalization of that subsidiary, our rights, the rights of our creditors and of the holders of our debt securities (including the 4.837% exchange notes ) to participate in such subsidiary’s distribution of assets will be subject to the prior claims of such subsidiary’s creditors and preferred equity holders, if any, except to the extent that we may be a creditor with prior claims enforceable against such subsidiary.

Events of Default

Under the 4.837% exchange notes indenture, an “event of default,” with respect to the 4.837% exchange notes, will include the following:

•	failure to pay any principal or premium, if any, on any outstanding 4.837% notes when due;

•	failure to pay any interest when due, on any outstanding 4.837% notes and the continuance of such failure for 30 days;

•
failure to perform any other covenant in the 4.837% exchange notes indenture, and the continuance of such failure for 90 days after there has been given a notice of default from either the Trustee or the holders of at least 25% in principal amount of the outstanding 4.837% notes;

•
acceleration of any indebtedness of Norfolk Southern (or any “significant subsidiary” of Norfolk Southern, as defined in the federal securities laws) in an aggregate principal amount that exceeds $100,000,000 within 10 days after there has been given a notice of default from either the Trustee or the holders of at least 25% in principal amount of the outstanding 4.837% notes; and

•	certain events of bankruptcy, insolvency or reorganization.

A default under other indebtedness of the Company (other than any outstanding 4.837% notes) will not be a default, with respect to the 4.837% exchange notes, under the 4.837% exchange notes indenture.

If an event of default, with respect to the 4.837% exchange notes occurs and is continuing, either the Trustee or the holders of at least 25%, in aggregate principal amount, of the outstanding 4.837% notes affected by the default, may notify Norfolk Southern (and the Trustee, if notice is given by the holders) and declare that the unpaid principal, premium, and accrued interest, if any, is due and payable immediately.  However, under certain circumstances, the holders of a majority in aggregate principal amount of outstanding 4.837% notes may be able to rescind and annul this declaration for accelerated payment.  Norfolk Southern will furnish the Trustee with an annual statement that describes how Norfolk Southern has performed its obligations under the 4.837% exchange notes indenture and that specifies any defaults that may have occurred.  See “—Compliance Certificates.”

Modification and Waiver

We and the Trustee may modify or amend the 4.837% exchange notes indenture by obtaining the written consent of the holders of at least a majority, in aggregate principal amount, of the outstanding 4.837% notes.  However, certain changes can be made only with the consent of each holder of outstanding 4.837% notes.  For example, each holder must consent to changes in:

•	the stated maturity date or the time for interest payments;

•	the principal, premium, or interest payments, if any;

•	the place or currency of any payment;

•	the rights of holders to enforce payment; or

•	the percentage of outstanding 4.837% notes needed to modify, amend or waive certain provisions of the 4.837% exchange notes indenture (if such change is a reduction in the percentage).

The holders of a majority, in aggregate principal amount, of the outstanding 4.837% notes  can consent, on behalf of all holders of the outstanding 4.837% notes , to waive certain provisions of the 4.837% exchange notes indenture. In addition, these holders also can consent to waive any past default under the 4.837% exchange notes indenture, except:

•	a default in any payments due; and

•	a default on a provision of the 4.837% exchange notes indenture that can be modified or amended only with the consent of each holder of outstanding 4.837% notes.

Satisfaction and Discharge of 4.837% Exchange Notes Indenture

We may terminate our obligations with respect to the 4.837% exchange notes under the 4.837% exchange notes indenture if:

•
either (i) all the 4.837% exchange notes have been delivered to the Trustee for cancellation; or (ii) we have deposited with the Trustee sufficient funds, or the equivalent thereof, to cover payments due, with respect to the 4.837% exchange notes, under the 4.837% exchange notes indenture; and

•	we have paid all other sums we are required to pay under the 4.837% exchange notes indenture with respect to the 4.837% exchange notes.

As a condition to defeasance, we must deliver to the Trustee an opinion of counsel to the effect that (i) the holders will not recognize additional income, gain or loss on such debt securities for federal income tax purposes solely as a result of our defeasance, and (ii) the holders will be subject to federal income tax in the same amounts and at the same times as would have been the case if our defeasance had not occurred. We must also deliver an officer’s certificate and opinion of counsel stating that we have complied with all conditions regarding satisfaction and discharge of the 4.837% exchange notes indenture. In the event of defeasance, holders of debt securities must look to the funds we have deposited with the Trustee to cover payments due under the 4.837% exchange notes indenture.

Governing Law

The 4.837% exchange notes indenture and the 4.837% exchange notes will be governed by, and construed in accordance with, the laws of the State of New York except to the extent that the Trust Indenture Act shall be applicable.

Compliance Certificates

As provided in the 4.837% exchange notes indenture, we will deliver to the Trustee, by May 1 of each year, a written statement, signed by certain of our executive officers, stating that such officer has supervised a review of our activities and performance under the 4.837% exchange notes indenture during such year and, to the best of each such officers’ knowledge based on such review, (a) we have fulfilled all of our obligations under the 4.837% exchange notes indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof, and (b) no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an event of default, or, if such an event has occurred and is continuing, specifying each such event known to such officer and the nature and status of such event.

Concerning the Trustee

U.S. Bank Trust National Association will be the Trustee and will act as the security registrar and paying agent for the 4.837% exchange notes. We also have other indentures with U.S. Bank Trust National Association acting as Trustee, as publicly disclosed, under which the following securities issued by us are outstanding (collectively, the “prior notes”) and the 6.00% exchange notes will be outstanding following this exchange offer:

$431,456,000 5.257% Notes due 2014

$500,000,000 5.750% Notes due 2016
$550,000,000 7.700% Notes due 2017
$600,000,000 5.750% Notes due 2018
$500,000,000 5.900% Notes due 2019
$  83,372,000 9.000% Notes due 2021
$500,000,000 3.250% Notes due 2021
$366,620,000 5.590% Notes due 2025
$440,000,000 7.800% Notes due 2027
$350,000,000 5.640% Notes due 2029
$472,701,000 7.250% Notes due 2031
$294,817,000 7.050% Notes due 2037
$273,317,000 7.900% Notes due 2097
$550,000,000 6.00% Notes due 2105
$500,000,000 6.00% Notes due 2111

The 4.837% exchange notes will rank equally with the prior notes and the 6.00% exchange notes.  There is no default, and there has not been a default, with respect to the prior notes.

The holders of a majority, in aggregate principal amount, of the outstanding 4.837% notes will have the right to direct the time, method and place to conduct any proceeding to exercise any remedy available to the Trustee, subject to certain exceptions. The 4.837% exchange notes indenture provides that if an event of default occurs (and is not cured) with respect to the 4.837% exchange notes, the Trustee will be required, in the exercise of its power, to use the same degree of care a prudent person would use in the conduct of that person’s own affairs. Subject to this standard, the Trustee will not be obligated to exercise any of its powers under the 4.837% exchange notes indenture at the request of a holder of 4.837% exchange notes unless the holder offers to indemnify the Trustee against any loss, liability or expense, and then only to the extent required by the terms of the 4.837% exchange notes indenture.

DESCRIPTION OF 6.00% EXCHANGE NOTES

The 6.00% exchange notes will be issued under an indenture dated as of June 1, 2009, between us and U.S. Bank Trust National Association, as trustee (the “Trustee”), as amended and supplemented by a second supplemental indenture, dated as of May 23, 2011, a third supplemental indenture, dated as of September 14, 2011 and a fourth supplemental indenture, dated as of November 17, 2011 (collectively, the “6.00% exchange notes indenture”). The 6.00% exchange notes constitute a further issuance of, and will form a single series with, the 6.00% Senior Notes due 2111 we issued on May 23, 2011 in an aggregate principal amount of $400,000,000 and the 6.00% Senior Notes due 2111 we issued on November 17, 2011 in an aggregate principal amount of $100,000,000 (together, the “6.00% initial notes”).  The 6.00% exchange notes indenture contains provisions that define your rights under the 6.00% exchange notes and governs our obligations under the 6.00% exchange notes.  The 6.00% exchange notes indenture provides for the issuance of the 6.00% exchange notes and sets forth the duties of the Trustee.  The following description is only a summary of certain provisions of the 6.00% exchange notes indenture and the 6.00% exchange notes, and is qualified in its entirety by reference to the provisions of the 6.00% exchange notes indenture and the 6.00% exchange notes, including the definitions therein of certain terms.  The terms of the 6.00% exchange notes will include those stated in the 6.00% exchange notes indenture and those made part of the 6.00% exchange notes indenture by reference to the Trust Indenture Act of 1939, as amended.  A copy of the 6.00% exchange notes indenture has been filed with the SEC and is available from us upon request.  See “Where You Can Find More Information.”  We urge you to read the 6.00% exchange notes indenture (including the form of the 6.00% exchange note) because it, and not this description, defines your rights as a holder of 6.00% exchange notes.  Certain defined terms used in this description but not defined below have the meanings assigned to them in the 6.00% exchange notes indenture.

The registered holder of a 6.00% exchange note will be treated as the owner of it for all purposes.  Only registered holders will have rights under the 6.00% exchange notes indenture.  When used in this section, the terms “Norfolk Southern,” “the Company,” “we,” “our” and “us” refer solely to Norfolk Southern Corporation and do not, unless otherwise specified, include our consolidated subsidiaries.

General

The 6.00% exchange notes will be issued in fully registered, global form only, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, and will mature on May 23, 2111, unless earlier redeemed.

We may, from time to time, without notice to or the consent of the holders of the debt securities of the series of which the 6.00% initial notes and the 6.00% exchange notes form a part (collectively the “outstanding 6.00% notes”), create and issue additional notes ranking pari passu in all respects with the outstanding 6.00% notes and having the same terms as to status, redemption or otherwise as the outstanding 6.00% notes (except for the payment of interest accruing prior to the issue date of such additional notes or except for the first payment of interest following the issue date of such additional notes) so that such additional notes may be consolidated and form a single series of debt securities with the outstanding 6.00% notes. Any such additional notes will vote and act together as a single class with the outstanding 6.00% notes under the 6.00% exchange notes indenture.

The 6.00% exchange notes will bear interest at a rate of 6.00% per year, payable semiannually in arrears on May 23 and November 23 of each year, commencing on May 23, 2012 (the “interest payment dates”), to the persons in whose names the 6.00% exchange notes are registered on the May 9 or November 9 immediately before the applicable interest payment date.  Interest on the 6.00% exchange notes will accrue from November 23, 2011, the most recent interest payment date on the 6.00% initial notes.

If any interest payment date, redemption date or the maturity date falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such interest payment date, redemption date or such maturity date, as the case may be. “Business Day” means any day other than a Saturday, a

Sunday or a day on which banking institutions in The City of New York, New York are authorized or obligated by law, regulation, executive order or governmental decree to close. Interest, principal and any premium will be payable in U.S. dollars at the Trustee’s New York corporate trust office, which is located at 100 Wall Street, Suite 1600, New York, New York 10005.  There will be no sinking fund payments for the 6.00% exchange notes.

Ranking

The 6.00% exchange notes will be our direct, unsecured unsubordinated obligations and will rank equally in right of payment with each other and with all of our other existing and future unsecured and unsubordinated indebtedness.  Because we are a holding company, the 6.00% exchange notes effectively will rank junior to all liabilities and preferred equity of our subsidiaries.  As of December 31, 2011, total liabilities (other than intercompany liabilities) of our railroad subsidiaries were approximately $12.4 billion and total debt of our railroad subsidiaries was approximately $867 million.

Optional Redemption

The 6.00% exchange notes  may be redeemed in whole at any time or in part from time to time, at our option, at a redemption price equal to the greater of (1) 100% of their principal amount or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the 6.00% exchange notes to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 30 basis points for the 6.00% exchange notes, plus accrued and unpaid interest on the principal amount being redeemed to the redemption date.

For purposes of this optional redemption provision:

“Treasury Yield” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Yield will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price of such redemption date. The Treasury Yield will be calculated on the third Business Day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity most comparable to the remaining term of the 6.00% exchange notes , that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of maturity comparable to the remaining term of the 6.00% exchange notes .

“Independent Investment Banker” means Morgan Stanley & Co. Incorporated or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing in the United States appointed by the Trustee after consultation with us.

“Comparable Treasury Price” means, (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means Morgan Stanley & Co. Incorporated and its successors; provided, however, that if the foregoing ceases to be a primary U.S. Government securities dealer in New York, New York (a “Primary Treasury Dealer”) or otherwise fails to provide a Reference Treasury Dealer Quotation, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means a quotation for a Comparable Treasury Issue provided by a Reference Treasury Dealer.

Certain Covenants

The 6.00% exchange notes indenture contains the covenants summarized below.

Limitation on Liens on Stock or Indebtedness of Principal Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, create, assume, incur or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest of any kind, other than a Purchase Money Lien, upon any stock or indebtedness, now owned or hereafter acquired, of any Principal Subsidiary, to secure any Obligation (other than the outstanding 6.00% notes) of the Company, any Subsidiary or any other person, without in any such case making effective provision whereby all of the outstanding 6.00% notes are secured on an equal and ratable basis with the obligations so secured. This restriction does not apply to any mortgage, pledge, lien, encumbrance, charge or security interest on any stock or indebtedness of a corporation existing at the time such corporation becomes a Subsidiary. This provision does not restrict any other property of the Company or its Subsidiaries. “Obligation” is defined as indebtedness for money borrowed or indebtedness evidenced by a bond, note, debenture or other evidence of indebtedness. “Purchase Money Lien” is defined as any mortgage, pledge, lien, encumbrance, charge or security interest of any kind upon any indebtedness of any Principal Subsidiary acquired after the date any outstanding 6.00% notes are first issued if such Purchase Money Lien is for the purpose of financing, and does not exceed, the cost to the Company or any Subsidiary of acquiring the indebtedness of such Principal Subsidiary and such financing is effected concurrently with, or within 180 days after, the date of such acquisition. “Principal Subsidiary” is defined as NSR. “Subsidiary” is defined as an entity a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company or one or more Subsidiaries. The 6.00% exchange notes indenture does not prohibit the sale by the Company or any Subsidiary of any stock or indebtedness of any Subsidiary.

Limitations on Funded Debt. The 6.00% exchange notes indenture provides that the Company will not permit any Restricted Subsidiary to incur, issue, guarantee or create any Funded Debt unless, after giving effect thereto, the sum of the aggregate amount of all outstanding Funded Debt of the Restricted Subsidiaries would not exceed an amount equal to 15% of Consolidated Net Tangible Assets.

The limitation on Funded Debt will not apply to, and there will be excluded from Funded Debt in any computation under such restriction, Funded Debt secured by:

(1) Liens on real or physical property of any corporation existing at the time such corporation becomes a Subsidiary;

(2) Liens on real or physical property existing at the time of acquisition thereof incurred within 180 days of the time of acquisition thereof (including, without limitation, acquisition through merger or consolidation) by the Company or any Restricted Subsidiary;

(3) Liens on real or physical property thereafter acquired (or constructed) by the Company or any Restricted Subsidiary and created prior to, at the time of, or within 270 days after such acquisition (including, without limitation, acquisition through merger or consolidation) (or the completion of such construction or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of all or any part of the purchase price (or the construction price) thereof;

(4) Liens in favor of the Company or any Restricted Subsidiary;

(5) Liens in favor of the United States of America, any State thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure partial, progress, advance or other payments pursuant to any contract or provisions of any statute;

(6) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal income taxation pursuant to Section 103(b) of the Internal Revenue Code of 1986, as amended;

(7) Liens securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, the obtaining of advances or credit or the securing of Funded Debt if made and continuing in the ordinary course of business;

(8) Liens incurred (no matter when created) in connection with the Company’s or a Restricted Subsidiary’s engaging in a leveraged or single-investor lease transaction; provided, however, that the instrument creating or evidencing any borrowings secured by such Lien will provide that such borrowings are payable solely out of the income and proceeds of the property subject to such Lien and are not a general obligation of the Company or such Restricted Subsidiary;

(9) Liens under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits of cash or obligations of the United States of America to secure surety, repletion and appeal bonds to which the Company or any Restricted Subsidiary is a party or in lieu of such bonds, or pledges or deposits for similar purposes in the ordinary course of business, or Liens imposed by law, such as laborers’ or other employees’, carriers’, warehousemen’s, mechanics’, materialmen’s and vendors’ Liens and Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review, or Liens for taxes not yet subject to penalties for nonpayment or the amount or validity of which is being in good faith contested by appropriate proceedings by the Company or any Restricted Subsidiary, as the case may be, or minor survey exceptions, minor encumbrances, easement or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions or Liens on the use of real properties, which Liens, exceptions, encumbrances easements, reservations, rights and restrictions do not, in the opinion of the Company, in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

(10) Liens incurred to finance construction, alteration or repair of any real or physical property and improvements thereto prior to or within 270 days after completion of such construction, alteration or repair;

(11) Liens incurred (no matter when created) in connection with a Securitization Transaction;

(12) Liens on property (or any Receivable arising in connection with the lease thereof) acquired by the Company or a Restricted Subsidiary through repossession, foreclosure or liens proceeding and existing at the time of the repossession, foreclosure, or like proceeding;

(13) Liens on deposits of the Company or a Restricted Subsidiary with banks (in the aggregate, not exceeding $50 million), in accordance with customary banking practice, in connection with the providing by the Company or a Restricted Subsidiary of financial accommodations to any Person in the ordinary course of business; or

(14) any extension, renewal, refunding or replacement of the foregoing.

The definitions set forth below apply only to the foregoing limitations on Funded Debt.

“Consolidated Net Tangible Assets” means, at any date, the total assets appearing on the most recent consolidated balance sheet of the Company and Restricted Subsidiaries as at the end of the fiscal quarter of the Company ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles in the United States, less (1) all current liabilities (due within one year) as shown on such balance sheet, (2) applicable reserves, (3) investments in and advances to Securitization Subsidiaries and Subsidiaries of Securitization Subsidiaries that are consolidated on the consolidated balance sheet of the Company and its Subsidiaries, and (4) Intangible Assets and liabilities relating thereto.

“Funded Debt” means (1) any indebtedness of a Restricted Subsidiary maturing more than 12 months after the time of computation thereof, (2) guarantees by a Restricted Subsidiary of Funded Debt or of dividends of others (except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business), (3) all preferred stock of such Restricted Subsidiaries, and (4) all Capital Lease Obligations of a Restricted Subsidiary.

“Indebtedness” means, at any date, without duplication, (1) all obligations for borrowed money of a Restricted Subsidiary or any other indebtedness of a Restricted Subsidiary, evidenced by bonds, debentures, notes or other similar instruments, and (2) Funded Debt, except such obligations and other indebtedness of a Restricted Subsidiary and Funded Debt, if any, incurred as a part of a Securitization Transaction.

“Intangible Assets” means at any date, the value (net of any applicable reserves) as shown on or reflected in the most recent consolidated balance sheet of the Company and the Restricted Subsidiaries as at the end of the fiscal quarter of the Company ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles in the United States, of: (1) all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles; (2) organizational and development costs; (3) deferred charges (other than prepaid items, such as insurance, taxes, interest, commissions, rents, deferred interest waiver, compensation and similar items and tangible assets being amortized); and (4) unamortized debt discount and expense, less unamortized premium.

“Liens” means such pledges, mortgages, security interests and other liens, including purchase money liens, on property of the Company or any Restricted Subsidiary which secure Funded Debt.

“Receivables” mean any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising, either directly or indirectly, from the financing by the Company or any Subsidiary of the Company of property or services, monies due thereunder, security interests in the property and services financed thereby and any and all other related rights.

“Restricted Subsidiary” means each Subsidiary of the Company other than Securitization Subsidiaries and Subsidiaries of Securitization Subsidiaries.

“Securitization Subsidiary” means a Subsidiary of the Company (1) which is formed for the purpose of effecting one or more Securitization Transactions and engaging in other activities reasonably related thereto and (2) as to which no portion of the Indebtedness or any other obligations (a) is guaranteed by any Restricted Subsidiary, or (b) subjects any property or assets of any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to any lien, other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Securitization Transaction and inter-company notes and other forms of capital or credit support relating to the transfer or sale of Receivables or asset-backed securities to such Securitization Subsidiary and customarily necessary or desirable in connection with such transactions.

“Securitization Transaction” means any transaction or series of transactions that have been or may be entered into by the Company or any of its Subsidiaries in connection with or reasonably related to a transaction or series of transactions in which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (1) a Securitization Subsidiary or (2) any other person, or may grant a security interest in, any Receivables or asset-backed securities or interest therein (whether such Receivables or securities are then existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto, including, without limitation, all security interests in the property or services financed thereby, the proceeds of such Receivables or asset-backed securities and any other assets which are sold in respect of which security interests are granted in connection with securitization transactions involving such assets.

Events of Default

Under the 6.00% exchange notes indenture, the following are “events of default”:

•	failure to pay any principal or premium, if any, when due;

•	failure to pay any interest when due, and this failure continues for 30 days and the time for payment has not been extended or deferred;

•
failure to perform any other covenant in the 6.00% exchange notes indenture, and the failure continues for 90 days after there has been given a notice of default from either the Trustee or holders of at least 25% in principal amount of the outstanding 6.00% notes;

•
acceleration of any indebtedness of Norfolk Southern (or any “significant subsidiary” of Norfolk Southern, as defined in the federal securities laws) in an aggregate principal amount that exceeds $100,000,000 within 10 days after there has been given a notice of default from either the Trustee or holders of at least 25% in principal amount of the outstanding 6.00% notes; and

•	certain events of bankruptcy, insolvency or reorganization.

If an event of default occurs and is continuing, either the Trustee or the holders of at least 25%, in aggregate principal amount, of the outstanding 6.00% notes affected by the default, may notify Norfolk Southern (and the Trustee, if notice is given by the holders) and declare that the unpaid principal, premium, and accrued interest, if any, is due and payable immediately. However, under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding 6.00% notes may be able to rescind and annul this declaration for accelerated payment. Norfolk Southern will furnish the Trustee with an annual statement that describes how Norfolk Southern has performed its obligations under the 6.00% exchange notes indenture, and that specifies any defaults that may have occurred.  See “--Compliance Certificates.”

Satisfaction and Discharge of the 6.00% Exchange Notes Indenture

Norfolk Southern may terminate its obligations with respect to the 6.00% exchange notes under the 6.00% exchange notes indenture if:

•
either (i) all the 6.00% exchange notes have been delivered to the Trustee for cancellation; or (ii) Norfolk Southern deposits with the Trustee sufficient funds, or the equivalent thereof, to cover payments due, with respect to the 6.00% exchange notes, under the 6.00% exchange notes indenture; and

•	Norfolk Southern has paid all other sums it is required to pay under the 6.00% exchange notes indenture with respect to the 6.00% exchange notes.

As a condition to defeasance, Norfolk Southern must deliver to the Trustee an opinion of counsel to the effect that (i) the holders will not recognize additional income, gain or loss on such outstanding 6.00% notes for federal income tax purposes solely as a result of Norfolk Southern’s defeasance, and (ii) the holders will be subject to federal income tax in the same amounts and at the same times as would have been the case if Norfolk Southern’s defeasance had not occurred. In the event of defeasance, holders of outstanding 6.00% notes must look to the funds Norfolk Southern has deposited with the Trustee to cover payments due under the 6.00% exchange notes Indenture.

Modification and Waiver

Norfolk Southern and the Trustee may modify or amend the 6.00% exchange notes indenture by obtaining the written consent of the holders of at least a majority, in aggregate principal amount, of the outstanding 6.00% notes. However, certain changes can be made only with the consent of each holder of the outstanding 6.00% notes. For example, each holder must consent to changes in:

•	the stated maturity date or the time for interest payments;

•	the principal, premium, or interest payments, if any;

•	the currency of any payment; or

•	the percentage of the outstanding 6.00% notes needed to modify, amend or waive certain provisions of the 6.00% exchange notes indenture (if such change is a reduction in the percentage).

The holders of a majority, in aggregate principal amount, of the outstanding 6.00% notes can consent, on behalf of all holders of the outstanding 6.00% notes, to waive certain provisions of the 6.00% exchange notes indenture. In addition, these holders also can consent to waive any past default under the 6.00% exchange notes indenture, except:

•	a default in any payments due; and

•	a default on a provision of the 6.00% exchange notes indenture that can be modified or amended only with the consent of each holder of outstanding 6.00% notes.

Consolidation, Merger and Sale of Assets

Norfolk Southern cannot consolidate with, merge into, or sell, transfer or lease substantially all of its assets to, another corporation unless:

•
the successor corporation is organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes Norfolk Southern’s obligations under the 6.00% exchange notes indenture;

•	immediately after giving effect to the transaction, no event of default (and no event which, after notice or lapse of time, would become an event of default) will have occurred and be continuing; and

•
the successor corporation executes a supplemental indenture that expressly assumes obligations of the 6.00% exchange notes indenture, satisfies the Trustee, and provides the necessary opinions and certificates.

Since Norfolk Southern is a holding company, if one of its subsidiaries distributes its assets as a result of a liquidation or recapitalization of that subsidiary, the rights of Norfolk Southern, of Norfolk Southern’s creditors and of the holders of outstanding 6.00% notes to participate in such subsidiary’s distribution of assets will be subject to the prior claims of such subsidiary’s creditors, except to the extent that Norfolk Southern itself may be a creditor with prior claims enforceable against such subsidiary.

Compliance Certificates

As provided in the 6.00% exchange notes indenture, we will deliver to the Trustee, by May 1 of each year, a written statement, signed by certain of our executive officers, stating that such officer has supervised a review of our activities and performance under the 6.00% exchange notes indenture during such year and, to the best of each such officers’ knowledge based on such review, (a) we have fulfilled all of our obligations under the 6.00% exchange notes indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof, and (b) no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an event of default, or, if such an event has occurred and is continuing, specifying each such event known to such officer and the nature and status of such event.

Concerning the Trustee

U.S. Bank Trust National Association will act as the Trustee under the 6.00% exchange notes indenture and act as the registrar and paying agent for the 6.00% exchange notes. We also have other indentures with U.S. Bank Trust National Association acting as Trustee, under which the prior notes are outstanding and the 4.837% exchange notes will be outstanding following this exchange offer.  See “Description of 4.837% Exchange Notes—Concerning the Trustee.”  The 6.00% exchange notes will rank equally with the prior notes and the 4.837% exchange notes.  There is no default, and there has not been a default, with respect to the prior notes.

The holders of a majority, in aggregate principal amount, of the outstanding 6.00% notes will have the right to direct the time, method and place to conduct any proceeding to exercise any remedy available to the Trustee, subject to certain exceptions. The 6.00% exchange notes indenture provides that, if an event of default occurs (and is not cured) with respect to the Notes, the Trustee will be required, in the exercise of its power, to use the same degree of care a prudent person would use in the conduct of that person’s own affairs. Subject to this standard, the Trustee is not obligated to exercise any of its powers under the 6.00% exchange notes indenture at the request of a holder of outstanding 6.00% notes unless the holder offers to indemnify the Trustee against any loss, liability or expense, and then only to the extent required by the terms of the 6.00% exchange notes indenture.

Governing Law

The 6.00% exchange notes indenture and the outstanding 6.00% notes will be governed by and construed in accordance with the laws of the State of New York, except to the extent the Trust Indenture Act shall be applicable.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences to a holder who exchanges its original notes for exchange notes pursuant to the exchange offer.  This summary is based upon existing U.S. federal income tax law, which is subject to change, possibly with retroactive effect.  This summary does not discuss all aspects of U.S. federal income taxation which may be important to particular investors in light of their individual investment circumstances, such as original notes held by investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations (including private foundations) and partnerships and their partners), or to persons that hold the original notes as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for U.S. federal income tax purposes or that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below.  In addition, this summary does not address any state, local, or non-U.S. tax considerations.  Each holder is urged to consult his tax advisor regarding the U.S. federal, state, local, and non-U.S. income and other tax consequences of the ownership and disposition of the exchange notes.

An exchange of original notes for exchange notes pursuant to the exchange offer should not be a taxable event for U.S. federal income tax purposes.  Consequently, a holder of original notes should not recognize gain or loss, for U.S. federal income tax purposes, as a result of exchanging original notes for exchange notes pursuant to the exchange offer.  The holding period of the exchange notes should be the same as the holding period of the original notes and the tax basis in the exchange notes should be the same as the adjusted tax basis in the original notes as determined immediately before the exchange.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account under the exchange offer in exchange for original notes that were acquired as a result of market making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer for resales of exchange notes received in exchange for original notes that had been acquired as a result of market-making or other trading activities.  We have agreed that we will furnish without charge as many copies of this prospectus, as it may be amended or supplemented, to any broker-dealer that notifies us it is using this registration statement as such broker-dealer reasonably requests, for use in connection with any such resale, together with an appropriate letter of transmittal and related documents.  Any broker-dealers required to use this prospectus and any amendments or supplements to this prospectus for resales of exchange notes must notify us of this fact by checking the box on the letter of transmittal requesting additional copies of these documents.

Notwithstanding the foregoing, we may suspend the use of this prospectus by broker-dealers under specified circumstances.  For example, we may suspend the use of this prospectus if:

•	the SEC or any state securities authority requests an amendment or supplement to this prospectus or the related registration statement or requests additional information;

•	the SEC or any state securities authority issues any stop order suspending the effectiveness of the registration statement or initiates proceedings for that purpose;

•	we receive notification of the suspension of the qualification of the exchange notes for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose;

•	the suspension is required by law;

•
we determine that the continued effectiveness of the registration statement of which this prospectus forms a part and use of this prospectus would require disclosure of confidential information related to a material acquisition or divestiture of assets or a material corporate transaction, event or development; or

•
an event occurs or we discover any fact which makes any statement made in the registration statement of which this prospectus forms a part untrue in any material respect or which requires the making of any changes in such registration statement in order to make the statements therein not misleading.

We will not receive any proceeds from any sale of exchange notes by broker-dealers.  Exchange notes received by broker-dealers for their own account under the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of those methods, at market prices prevailing at the time of resale, at prices related to prevailing market prices or at negotiated prices.  Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from the selling broker-dealer or the purchasers of any such exchange notes.  Any broker-dealer that resells exchange notes received by it for its own account under the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act.  The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We will not receive any proceeds from the issuance of exchange notes in the exchange offer.  We have agreed to pay all expenses incidental to the exchange offer other than underwriting discounts and commissions and concessions and transfer taxes, if any, relating to the sale or disposition of any original notes by a holder of the original notes against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to the validity of the issuance of the exchange notes will be passed upon for us by William A. Galanko, Esq. (or other senior general counsel as may be designated by us).  Mr. Galanko, in his capacity as Vice President - Law, is a participant in various of our employee benefit and incentive plans, including stock option plans, offered to employees.  As of                 , 2012, Mr. Galanko beneficially owns                 shares of our common stock and has current exercisable options to purchase                 shares of our common stock.  Certain legal matters with respect to the validity of the issuance of the exchange notes will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.  Skadden, Arps, Slate, Meagher & Flom LLP may rely as to certain matters of Virginia law on the opinion of William A. Galanko, Esq., Vice President - Law of the Company (or such other senior corporate counsel as may be designated by us).
EXPERTS

The consolidated financial statements and schedule of Norfolk Southern Corporation and subsidiaries as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

NORFOLK SOUTHERN CORPORATION

Offer to Exchange

$595,504,000 aggregate principal amount of 4.837% Notes due 2041
(CUSIP Nos. 655844 BE7 and U65584 AB7)
for
$595,504,000 aggregate principal amount of 4.837% Notes due 2041 (CUSIP No. 655844 BH0)

that have been registered under the Securities Act

AND

$4,492,000 aggregate principal amount of 6.00% Senior Notes due 2111
(CUSIP Nos. 655844 BF4 and U65584 AC5)
for
$4,492,000 aggregate principal amount of 6.00% Senior Notes due 2111 (CUSIP No. 655844 BD9)

that have been registered under the Securities Act

PROSPECTUS , 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.        Indemnification of Directors and Officers.

The Virginia Stock Corporation Act (the “Virginia Act”) provides, in general, for the indemnification of the registrant’s directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act. Under Sections 13.1-697 and 13.1-702 of the Virginia Act, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful.

Article VI of the registrant’s Restated Articles of Incorporation provides, in general, for mandatory indemnification of directors and officers (including former directors and officers), to the fullest extent permitted by Virginia law, against liability incurred by them in proceedings by third parties, or by or on behalf of the registrant itself, by reason of the fact that such person is, or was, a director or officer of the registrant, or is, or was, serving at the request of the registrant as a director, officer, employee, agent or otherwise of another corporation. However, the Virginia Act does not permit indemnity for willful misconduct or for a knowing violation of the criminal law.

Article VI of the registrant’s Restated Articles of Incorporation also provides that in every instance, and to the fullest extent, permitted by Virginia corporate law in effect from time to time, the registrant directors and officers (including former directors and officers) shall not be liable to the registrant or its shareholders. Under current Virginia law, this provision cannot limit liability for willful misconduct or for a knowing violation of the criminal law.

The registrant directors and officers are covered by certain policies providing directors’ and officers’ liability insurance. In general, the insurers are obliged to make payments under these policies only if the registrant may indemnify a director or officer and does not or cannot do so. The policies are issued on a “claims made” basis.

Item 21.        Exhibits and Financial Statement Schedules.

See the “Exhibit Index” following the signature pages hereto.

Item 22.        Undertakings.

(a)   The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

   (iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

   (2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)      The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d)       The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norfolk, State of Virginia, on this 17th day of February 2012.

NORFOLK SOUTHERN CORPORATION

By	/s/ Charles W. Moorman
Name: Charles W. Moorman
Title: Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on this 17th day of February 2012 by the following persons on behalf of Norfolk Southern Corporation in the capacities indicated.

Signature	Title

/s/ Charles W. Moorman	Chairman, President and Chief Executive Officer and Director
(Charles W. Moorman)	(Principal Executive Officer)

/s/ James A. Squires	Executive Vice President Finance and Chief Financial Officer
(James A. Squires)	(Principal Financial Officer)

/s/ C. H. Allison, Jr.	Vice President and Controller
(C. H. Allison, Jr.)	(Principal Accounting Officer)

*	Director
(Gerald L. Baliles)

*	Director
(Thomas D. Bell, Jr.)

*	Director
(Erskine B. Bowles)

*	Director
(Robert A. Bradway)

*	Director
(Daniel A. Carp)

*	Director
(Alston D. Correll)

*	Director
(Karen N. Horn)

*	Director
(Burton M. Joyce)

*	Director
(Steven F. Leer)

*	Director
(Michael D. Lockhart)

*	Director
(J. Paul Reason)

*By:	/s/ James A. Squires
James A. Squires
Attorney in Fact

EXHIBIT INDEX

Exhibit Number	Description

3.1	Restated Articles of Incorporation (incorporated by reference to Exhibit 3(i) to Norfolk Southern Corporation’s Annual Report on Form 10-K filed 5, 2001).

3.2	Amendment to the Restated Articles of Incorporation (incorporated by reference to Exhibit 3(i) to Norfolk Southern Corporation’s Form 8-K filed on May 18, 2010).

3.3	Amended Bylaws (incorporated by reference to Exhibit 3(ii) to Norfolk Southern Corporation’s Form 8-K filed on January 27, 2011).

4.1
Indenture, dated as of June 1, 2009, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee (incorporated herein by reference to Exhibit 4.1 to Norfolk Southern Corporation’s Form 8-K filed on June 1, 2009).

4.2
Second Supplemental Indenture, dated as of May 23, 2011, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee (incorporated herein by reference to Exhibit 4.1 to Norfolk Southern Corporation’s Form 8-K filed on May 23, 2011).

4.3
Third Supplemental Indenture, dated as of September 14, 2011, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee (incorporated herein by reference to Exhibit 4.2 to Norfolk Southern Corporation’s Form 8-K filed on September 15, 2011).

4.4
Fourth Supplemental Indenture, dated as of November 17, 2011, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee (incorporated herein by reference to Exhibit 4.1 to Norfolk Southern Corporation’s Form 8-K filed on November 17, 2011).

4.5
Indenture, dated as of September 14, 2011, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee (incorporated herein by reference to Exhibit 4.1 to Norfolk Southern Corporation’s Form 8-K filed on September 15, 2011).

4.6
Registration Rights Agreement, dated as of September 14, 2011, between Norfolk Southern Corporation and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (incorporated herein by reference to Exhibit 4.3 to Norfolk Southern Corporation’s Form 8-K filed on September 15, 2011).

*5.1	Opinion of William A. Galanko, Esq.

*5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

21	Subsidiaries of the registrant (incorporated herein by reference to Exhibit 21 to Norfolk Southern Corporation’s Form 10-K filed on February 17, 2011).

*23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of William A. Galanko, Esq. (included in Exhibit 5.1).

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2).

*24.1	Power of Attorney.

Exhibit Number	Description

*25.1	Statement of Eligibility on Form T-1 of U.S. Bank Trust National Association, as Trustee under the Indenture relating to the 4.837% exchange notes.

*25.2	Statement of Eligibility on Form T-1 of U.S. Bank Trust National Association, as Trustee under the Indenture relating to the 6.00% exchange notes.

*99.1	Form of Letter of Transmittal (4.837% Notes due 2041).

*99.2	Form of Letter of Transmittal (6.00% Senior Notes due 2111).

*99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees (4.837% Notes due 2041).

*99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees (6.00% Senior Notes due 2111).

*99.5	Form of Letter to Clients (4.837% Notes due 2041).

*99.6	Form of Letter to Clients (6.00% Senior Notes due 2111).

*Filed herewith.